Exhibit 10.43

AGREEMENT OF SUBLEASE

     THIS AGREEMENT OF SUBLEASE (the “Sublease”) is made as of the 4th day of August, 2004, by and between Large Scale Biology Corporation, a Delaware corporation (“Sublandlord”), having an office at 3333 Vaca Valley Parkway, Suite 1000, Vacaville, California 95688, and Advancis Pharmaceutical Corporation, a Delaware corporation (“Subtenant”), having an office at 20425 Seneca Meadows Parkway, Germantown, Maryland, 20876.

WITNESS

     WHEREAS, by Agreement of Lease dated July 26, 2000 (the “Prime Lease”) by and between Seneca Meadows Corporate Center III Limited Partnership, formerly known as Westphalia Center II Limited Partnership, a Maryland limited partnership (“Prime Landlord”) and Large Scale Proteomics Corporation, a Delaware corporation (“Prime Tenant”), Prime Landlord leased to Prime Tenant approximately 53,054 square feet (the “Prime Lease Premises”) in the building known by the street address 20451 Seneca Meadows Parkway (which includes the addresses 20439, 20441, 20443, 20445, 20447, 20449, and 20451) (the “Building”), which Prime Lease Premises are more particularly described in the Prime Lease, a true and accurate copy of which, with all amendments and supplements, is attached hereto as Exhibit A and made a part hereof;

     WHEREAS, the Prime Tenant has assigned the Prime Lease to Sublandlord pursuant to an Assignment of Lease dated August 4, 2004, a copy of which is included as part of Exhibit A; and

     WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the entire Building, which contains approximately 53,054 rentable square feet and Sublandlord is willing to sublease such portion of the Prime Lease Premises on the terms and conditions hereinafter set forth (“Sublease”).

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Sublandlord and Subtenant (“Parties”) agree as follows:

     1. Sublease of Prime Lease Premises. Subject to obtaining the written consent of the Prime Landlord, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the entire Building of approximately 53,054 rentable square feet as more particularly shown on the floor plan annexed hereto as Exhibit B (the “Premises”), upon and subject to all of the terms, covenants, rentals and conditions hereinafter set forth.

     2. Term. The term (the “Term”) of this Sublease shall commence on the date that Sublandlord obtains the consent of Prime Landlord to this Sublease and delivers the Premises to Subtenant in accordance with Section 17 below (the “Commencement Date”), with said term to expire at midnight on December 30, 2010 (the “Expiration Date”), unless sooner terminated as hereinafter provided. If Prime Landlord fails to consent to this Sublease within sixty (60) days after delivery of this Sublease to Prime Landlord by Sublandlord for approval, this Sublease shall be void and of no force or effect, and neither party shall have any claim against the other pursuant hereto.

     3. Base Rent.

          (a) During the Term, Subtenant shall pay to Sublandlord, in lawful money of the United States, an annual fixed rent (the “Base Rent”) of Nine Hundred Seventeen Thousand Eight Hundred Thirty Four and 20/100 Dollars ($917,834.20), payable in equal monthly installments of Seventy Six Thousand Four Hundred Eighty Six and 18/100 Dollars ($76,486.18). All such monthly installments to be paid in advance, on the first (1st) day of each month during the Term, at the office of the Sublandlord, or such other place as Sublandlord may designate without any set-off or deduction, which is prohibited by this Sublease. Upon execution of this Sublease, Subtenant shall pay Sublandlord the first monthly installment of Base Rent.

          (b) Notwithstanding the foregoing, Sublandlord shall grant to Subtenant a “rent abatement” from the payment of all Base Rent installments from the Commencement Date through March 11, 2005 (the “Free Rent Period”). During such Free Rent Period, the Base Rent shall be abated (such rental abatement being hereinafter referred to as the “Free Rent Allowance”); provided, however, that (i) the Free Rent Period and the granting of the Free Rent Allowance as provided hereunder shall not affect the Lease Commencement Date pursuant to Section 2 hereof, (ii) Subtenant shall remain obligated during the Free Rent Period to perform all of Subtenant’s obligations under this Sublease except as expressly aforesaid (including, but not limited to, the payment of all Rent coming due under this Sublease other than the rent abatement amount applicable for the Free Rent Period).

     4. Additional Rent.

          (a) Base Rent Adjustment. Beginning on the first anniversary of the Commencement Date during the Term, and on each anniversary thereafter, the Base Rent shall increase by three percent (3%) of the previous year’s adjusted Base Rent.

          (b) Escalations and Expense Pass-throughs. Subtenant shall be responsible for the payment of all utility charges (Section 4(A) of the Prime Lease), Operating Expenses (Section 4(D) of the Prime Lease), Common Area maintenance (included in Section 4(D) of the Prime Lease), Impositions (Section 8(A) of the Prime Lease), Insurance Premiums (Section 8(B) of the Prime Lease), and related pass-throughs in accordance with Sublandlord’s obligations under the Prime Lease incurred after the Commencement Date and not charges which accrued prior to the Commencement Date.

          (c) All amounts payable by Subtenant to Sublandlord pursuant to this Sublease, including, without limitation, Base Rent and Additional Rent, shall be deemed and constitute rent and, in the event of any non-payment thereof, Sublandlord shall have all of the rights and remedies provided herein, in the Prime Lease, or in law or at equity for non-payment of rent.

     5. Care, Surrender and Restoration of the Premises.

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          (a) Without limiting any other provision of this Sublease or the Prime Lease, Subtenant shall take good care of the Premises, suffer no waste or injury thereto and shall comply with all those laws, orders and regulations applicable to the Premises, the Building and Subtenant’s use or manner of use thereof, which are imposed on Sublandlord under the Prime Lease, in connection with the Premises and the Building.

          (b) Upon the Expiration Date or sooner termination of the Term, Subtenant shall quit and surrender the Premises to Sublandlord in accordance with the provisions of Section 3(F) of the Prime Lease, in compliance with all Environmental Laws and free of any Hazardous Substance (as each is defined in Section 34(A) of the Prime Lease) as required by Section 34 of the Prime Lease. If the Expiration Date or sooner termination of the Term of this Sublease falls on a Sunday, this Sublease shall expire at noon on the preceding Saturday unless it is a legal holiday, in which case it shall expire at noon on the preceding business day. Subtenant shall observe and perform the covenants herein stated and Subtenant’s obligations hereunder shall survive the Expiration Date or sooner termination of the Term.

     6. Use. Subtenant shall use and occupy the Premises for the purposes permitted under Section 3(A) of the Prime Lease, and for no other purpose. Notwithstanding the foregoing, if Subtenant obtains Prime Landlord’s prior written consent, it may (a) use up to and including 5,000 rentable square feet of the Premises for pharmaceutical experimental testing of mice, rats, and other similar small rodents, and (b) install special wastewater collection and treatment facilities; provided, however, that Subtenant shall, upon the expiration of the Term or sooner termination of this Sublease, remove at Subtenant’s sole cost any such improvements or facilities related thereto if required by Prime Landlord.

     7. Subordination to and Incorporation of Terms of Prime Lease. This Sublease is in all respects subject to the terms and conditions of the Prime Lease and to the matters to which the Prime Lease is or shall be subordinate. Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall apply to the Sublandlord and Subtenant as if they were the Prime Landlord and Prime Tenant, respectively, under the Prime Lease, and as if the Premises being sublet hereby were the Prime Lease Premises demised under the Prime Lease, except to the extent that the terms and conditions do not relate to the Premises or are inapplicable to, inconsistent with, or modified or eliminated by, the terms of this Sublease, and except for those provisions of the Prime Lease which are personal obligations solely of Sublandlord, such as transfers effected by such entity or bankruptcy events of such entity. Sublandlord and Subtenant acknowledge and agree that Subtenant has reviewed and is familiar with the Prime Lease and Sublandlord hereby represents that the copy delivered to Subtenant for such purpose and attached hereto as Exhibit A is a true, correct and complete copy of the executed Prime Lease. In the event of any conflict or inconsistency between the terms contained in the Prime Lease and the corresponding terms in this Sublease, such conflict or inconsistency shall be resolved in favor of the Sublease and the language of the Sublease shall control.

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     8. Subtenant’s Rights and Obligations. Except as otherwise specifically provided herein, all acts to be performed and all applicable terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements to be observed by and inuring to the benefit of, Sublandlord, as Prime Tenant under the Prime Lease, shall be performed, and observed by, and shall inure to the benefit of, Subtenant, and Subtenant’s obligations relating to the Premises shall run to Sublandlord or the Prime Landlord as determined to be appropriate or required by the respective interests of Sublandlord and Prime Landlord. Subtenant shall indemnify and defend Sublandlord against, and hold Sublandlord harmless from, all liabilities, obligations, damages, penalties, claims, costs, expenses and liabilities (including, but not limited to, retaining and paying for reasonable attorneys’ fees and disbursements) paid, suffered or incurred by Sublandlord as a result of the nonperformance or nonobservance by Subtenant, Subtenant’s agents, contractors, employees, invitees or licensees of any such terms, provisions, covenants, stipulations, conditions obligations and agreements contained in the Prime Lease and/or this Sublease. In furtherance of the foregoing, Subtenant shall not (i) do or permit to be done anything prohibited under the Prime Lease and/or this Sublease, or (ii) take any action or do or permit anything which would result in any additional cost or other liability to Sublandlord under the Prime Lease and/or this Sublease.

     9. Sublandlord’s Obligations. Anything contained in this Sublease or in the Prime Lease to the contrary notwithstanding, Sublandlord shall have no responsibility to Subtenant for, and shall not be required to provide, any of the services or make any of the repairs or restorations that Prime Landlord has agreed to make or provide, or cause to be made or provided, under the Prime Lease and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision or making thereof. If Prime Landlord shall default in the performance of any of its obligations under the Prime Lease, or if Subtenant wishes to file a protest or to dispute any matter or thing Sublandlord has the right to protest or dispute as Prime Tenant under the Prime Lease, then Subtenant shall advise Sublandlord of such protest or dispute (together with all material facts and circumstances pertaining thereto) and Sublandlord shall make demand on Prime Landlord and shall employ all reasonable efforts (but at no material cost) to cause Prime Landlord to cure such default or resolve such dispute. If Sublandlord shall fail to cause Prime Landlord to cure such default (or if such dispute shall not be resolved) within a reasonable period of time, then following notice from Subtenant to Sublandlord, Subtenant shall have the right, at Subtenant’s sole cost and expense, and in the name of Sublandlord, to file any such protest and/or to make demand or institute any appropriate action or proceeding against Prime Landlord for the enforcement of its obligations. Sublandlord agrees that it shall sign such demands, pleadings and/or other papers, and shall otherwise cooperate with Subtenant, as may be reasonably required or necessary to enable Subtenant to proceed in Sublandlord’s name to enforce the obligations of Prime Landlord, provided that Subtenant shall indemnify and defend Sublandlord against, and hold Sublandlord harmless from, any and all liability incurred by or judgment entered against Sublandlord, in connection with the prosecution by Subtenant of any such proceeding or action. Sublandlord also agrees that as long as Subtenant is not in default hereunder, Sublandlord will not (i) take any action which would constitute a voluntary surrender under the Prime Lease, or (ii) willfully default thereunder resulting in the termination of this Sublease and/or Subtenant’s eviction thereunder. Except as may result from a default of Sublandlord of its obligations under the Prime Lease as specified in the preceding sentence, or a breach of this Sublease, Subtenant shall not make any claim against Sublandlord.

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     10. Covenants with respect to the Prime Lease.

          (a) The parties hereto covenant and agree that neither shall do anything that would constitute a default under the Prime Lease or omit to do anything that either party is obligated to do under the terms of this Sublease so as to cause there to be a default under the Prime Lease.

          (b) In the event that Subtenant shall be in default of any covenant, term or condition of, or shall fail to honor any obligation under, this Sublease, Sublandlord, on giving the notice required by the Prime Lease (as modified pursuant to Section 23 hereof) and subject to the same rights, if any, of Subtenant to cure any such default as may be provided in the Prime Lease (as modified pursuant to Section 18 hereof), shall have available to it all of the remedies available to Prime Landlord under the Prime Lease in the event of a like default or failure on the part of Sublandlord as Prime Tenant thereunder. In such case, Subtenant shall have available to it all of the defenses available to Prime Tenant under the Prime Lease.

          (c) Sublandlord will perform, if applicable and required of it, all of the obligations of the tenant pursuant to the Prime Lease listed in Section 15(b) (Modification of Prime Lease), and will indemnify Subtenant from any failure of Sublandlord to do so.

     11. Broker. Subtenant represents and warrants to Sublandlord that Subtenant has not dealt with any broker in connection with this Sublease other than Scheer Partners (the “Broker”), which represents the Sublandlord, and The Staubach Company-Northeast, Inc. (the “Co-Broker”), which represents the Subtenant. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from any claim on, or liability to, any broker or any party with whom Subtenant shall have dealt with in connection with this Sublease transaction, other than Broker. Sublandlord shall have no obligation for commissions related to the Co-Broker, and each party agrees to indemnify the other against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by Co-Broker or any other broker or agent claiming the same by or through a party. Sublandlord agrees to indemnify and defend Subtenant against all costs, expenses, attorney’s fees or other liability for commissions or other compensation or charges by Broker and any broker or agent other than Co-Broker with whom Sublandlord shall have dealt in connection with this Sublease.

     12. Indemnification of Sublandlord. Subtenant agrees to indemnify and defend Sublandlord against, and hold Sublandlord harmless from, any and all loss, cost, damage, expense or liability (including, but not limited to, retaining and paying for reasonable attorneys’ fees and disbursements) paid, suffered, or incurred by reason of (i) any injuries to persons or damages to property occurring in, on or about the Premises, other than those arising out of the negligence or willful misconduct of Sublandlord, (ii) any work or thing whatsoever done, or any condition created, by Subtenant in, on or about the Premises or the Building, or (iii) any act or omission of Subtenant, its agents, contractors, servants, employees, invitees or licensees.

     13. Rights Reserved to Sublandlord. Any expansion, renewal, first refusal, or other similar rights or options in the Prime Lease are reserved to the Sublandlord (without any

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obligation to exercise any such rights or options) and may not be exercised by Subtenant. Sublandlord agrees that, provided Subtenant is not in default at the time any notice of the right of renewal is to be given, Sublandlord will not exercise any right of renewal of the Prime Lease. Both Sublandlord and Subtenant shall have whatever right exists in the Prime Lease for Sublandlord to contest property taxes, but without any obligation to exercise any such right. Subtenant shall have whatever rights to signage which Prime Landlord approves for the benefit of Subtenant.

     14. Termination of the Prime Lease. If for any reason the term of the Prime Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate, and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been effected because of the default of or voluntary surrender by Sublandlord under the Prime Lease, or unless Sublandlord has failed to abide by Sublandlord’s obligations pursuant to Section 10(c) above.

     15. Modification of Prime Lease. For the purposes hereof, the terms of the Prime Lease are subject to the following modifications:

          (a) In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of both Prime Landlord and Sublandlord. In all provisions of the Prime Lease requiring that notice be given to Prime Landlord, Subtenant shall be required to give notice to both the Prime Landlord and Sublandlord. In all provisions of the Prime Lease requiring that notice be given to Prime Tenant, Sublandlord shall be required to give notice to the Subtenant.

          (b) The following provisions of the Prime Lease shall not apply to this Sublease: Section 1(C) (Sublandlord Rental), Section 1(D) (Sublandlord Security Deposit), Section 2 (initial work to Premises), Section 29 (Renewal Option), and Section 32 (Brokerage for Prime Lease transaction).

          (c) Section 12(G) of the Prime Lease (Concessions) shall not apply to Subtenant; provided, however, that any concessions made herein by Sublandlord to Subtenant shall be subject to the same conditions for recovery by Sublandlord from Subtenant as outlined in Section 12(G) of the Prime Lease.

     16. Consents. Sublandlord’s refusal to consent to or approve any matter, whenever Sublandlord’s consent or approval is required under this Sublease or under the Prime Lease, as incorporated herein, shall not be unreasonably withheld, but shall be deemed reasonable if Prime Landlord has refused or failed to give its consent or approval to such matter after due consideration.

     17. Condition of the Premises: Subtenant’s Changes.

          (a) Subtenant represents that it has made a thorough examination of the Premises and it is familiar with the condition thereof, except for latent defects not readily observable by a reasonable, non-invasive inspection of the Premises. Subtenant acknowledges

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that it enters into this Sublease without any representation or warranties by Sublandlord except as set forth in this Sublease, or anyone acting or purporting to act on behalf of Sublandlord, as to the present or future conditions of the Premises or the appurtenances thereto or any improvements therein or of the Building.

          (b) Subtenant may make whatever changes to the Premises Prime Landlord allows, including, without limitation, structural or non-structural changes, without the prior written consent of Sublandlord, except that Sublandlord shall have no responsibility to remove any such improvements or restore the Premises to the extent altered by Subtenant at the end of the Lease Term, such obligation and cost being that of Subtenant.

          (c) Condition of Space. It is further agreed that Subtenant does and will accept the Premises “as is” in their present condition and Sublandlord has no obligation to perform any work therein, except to have the Premises professionally cleaned, decontaminated and decommissioned, as required before delivery of the Premises in accordance with industry practices and specifications. Sublandord shall perform all work necessary to comply with the requirements of all Environmental Laws to provide the Premises to Subtenant free of any Hazardous Substance (as each is defined in Section 34(A) of the Prime Lease) as required by Section 34 of the Prime Lease. Sublandlord shall make the laboratory improvements, the security system and infrastructure as well as the communication systems, generator, and all other equipment or personal property of Sublandlord located on the Premises as of the Commencement Date (the “Personal Property”) available to Subtenant at no cost throughout the Term. If Subtenant wishes to modify or alter any of the Sublandlord-owned Personal Property, including the Office Furniture (as hereinafter defined) until owned by Subtenant, any such modification or alteration shall not be made without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Sublandlord shall have no obligation to maintain, repair or replace the Personal Property. An itemized list of the Personal Property is attached hereto as Exhibit C. Use of the Personal Property shall at all times be subject to the terms and conditions of their respective lease agreements. Upon the Commencement Date, Sublandlord shall provide Subtenant with copies of all warranties on the Personal Property. Until the holder of any security agreement referenced in Section 26(h) below executes a non-disturbance agreement with Subtenant, Subtenant shall have the right to use all office furniture located in the Premises as of the Commencement Date (the “Office Furniture”). Upon execution of the foregoing non-disturbance agreement, Sublandlord shall transfer ownership of the Office Furniture to Subtenant, free and clear of any liens, leases or encumbrances, in its ‘as-is’ condition, for One Dollar ($1.00), in accordance with a Bill of Sale attached to this Sublease as Exhibit D.

          Notwithstanding anything to the contrary contained herein, (a) Subtenant agrees that the cooling tower on the ground level of the rear exterior of the Premises will not convey to Subtenant, is not to be used by Subtenant, and may be removed by Sublandlord at such time as is convenient to Sublandlord, and (b) Sublandlord will be permitted to store a limited amount of equipment within the Premises for a reasonable period of time after the Commencement Date. Subtenant shall have no liability for or responsibility for the caring of such equipment.

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     18. Time Limits. The parties agree that the time limits set forth in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are modified for the purposes of this Sublease by lengthening or shortening the same in each instance by three (3) business days, as the case may be, so that notices may be given, demands made, any act, condition or covenant performed, and any right or remedy hereunder exercised, by Sublandlord or Subtenant, as the case may be, within the time limits relating thereto contained in the Prime Lease. Sublandlord and Subtenant shall, not later than three (3) business days after receipt thereof, furnish to each other by hand delivery a copy of each notice, demand or other communication received from Prime Landlord with respect to the Premises.

     19. Insurance. In addition to maintaining its Insurance obligations as set forth under Section 6 of the Prime Lease, Subtenant agrees to the following:

          (a) Said insurance shall name the Sublandlord as an additional insured and shall be written in form reasonably satisfactory to Sublandlord by good and solvent insurance companies of recognized standing licensed to do business in the State of Maryland.

          (b) Subtenant acknowledges that Sublandlord will not carry any insurance in favor of Subtenant, and that neither Prime Landlord nor Sublandlord will carry insurance on Subtenant’s furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances of Subtenant in or about the Premises.

          (c) During the Term, Subtenant shall maintain insurance in favor of Sublandlord, in amounts and in companies approved by Sublandlord in its reasonable discretion, to cover all leasehold improvements constructed by Sublandlord in the Premises.

     20. Waiver of Subrogation.

          (a) Anything in Section 19 of this Sublease to the contrary notwithstanding, Sublandlord and Subtenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, any fire or extended coverage insurance policy obtained by it and covering the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against such third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and shall also extend to all partners of Sublandlord or Subtenant.

          (b) Subject to the provisions of this Section 20, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty.

     21. End of Term. Subtenant acknowledges that possession of the Premises must be surrendered to Sublandlord on the Expiration Date, or sooner termination of the Term, broom-

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swept, and in substantially the same condition as set forth in Section 17 of this Sublease, in the condition required by Section 3(F) of the Prime Lease, and in compliance with all Environmental Laws and free of any Hazardous Substance (as each is defined in Section 34(A) of the Prime Lease) as required by Section 34 of the Prime Lease. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense, or liability resulting from the failure of, or the delay by, Subtenant in so surrendering the Premises, including, without limitation, any claims made by Prime Landlord or any succeeding Subtenant founded on such failure or delay.

     22. Destruction, Fire and other Casualty. If the whole or any part of the Premises or the Building shall be damaged by fire or other casualty and the Prime Lease is not terminated on account thereof by either Sublandlord or Prime Landlord in accordance with the terms thereof, this Sublease shall remain in full force and effect and Base Rent and Additional Rent shall not abate except to the extent Base Rent and Additional Rent for the Premises shall abate under the terms of the Prime Lease, and except that Subtenant shall have the same rights as to Sublandlord as Sublandlord has to the Prime Landlord pursuant to Section 9 of the Prime Lease as to damage to the Premises, and pursuant to Section 17 of the Prime Lease as to condemnation; provided, however, that Subtenant shall give any notice required pursuant to such Sections at least fifteen (15) days prior to the latest date that Sublandlord must give notice to Prime Landlord.

     23. Notices.

          (a) Any notice, demand or communication required or desired hereunder by either party to the other shall be in writing and shall be given when personally delivered, delivered by commercial courier, with executed receipt, or when sent by certified or registered mail, first class, postage prepaid, return receipt requested to the party for whom intended at the respective addresses of Sublandlord and Subtenant first set forth above. Any notice to Sublandlord shall be sent to the attention of Mr. Michael D. Centron, and any notice to Subtenant shall be sent to the attention of Mr. Steven A. Shallcross. Either party, however, may, by like written notice, designate such new or other address to which such notice, demand or communication shall thereafter be given, made or mailed.

          (b) Each party hereunder shall promptly furnish the other with copies of all notices under the Prime Lease or this Sublease with respect to the Premises which such party shall send to or receive from Prime Landlord under the Prime Lease.

     24. Sublease Conditional Upon Certain Consents. Sublandlord and Subtenant each acknowledge and agree that this Sublease is subject to Sublandlord’s obtaining the unconditional consent of Prime Landlord in accordance with the terms of the Prime Lease.

     25. Security/Letter of Credit.

          (a) Concurrent with the execution of this Sublease, Subtenant has caused to be issued in favor of Sublandlord a letter of credit (the “Letter of Credit”) in the amount of Three Hundred Five Thousand Nine Hundred Forty Four and 73/100 Dollars ($305,944.73), as security for the faithful performance and observance by Subtenant of the terms, conditions and provisions

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of this Sublease, including without limitation the surrender of possession of the Premises to Sublandlord as herein provided. It is agreed that in the event Subtenant defaults in respect of any of the monetary terms, provisions and conditions of this Sublease beyond any applicable cure periods, including, but not limited to, the payment of Base Rent and Additional Rent, Sublandlord may draw upon the Letter of Credit, in accordance with its terms, to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Sublandlord. The draw upon the Letter of Credit, or any portion thereof by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled.

          (b) Such Letter of Credit shall be subject to the following terms and conditions. Such Letter of Credit shall: (a) be in form and substance satisfactory to Sublandlord in its reasonable discretion; (b) state on its face that multiple draws are permitted; (c) be issued by a commercial bank acceptable to Sublandlord from time to time and located in the metropolitan Baltimore-Washington, D.C. area for the account of Subtenant, and its permitted successors and assigns under this Sublease; (d) be made payable to, and expressly transferable and assignable at no charge by Sublandlord, which transfer/assignment shall be conditioned only upon the execution of a reasonable and customary written document in connection therewith, whether or not the original account party of the Letter of Credit continues to be the tenant under this Sublease by virtue of a change in name or structure, merger, assignment, transfer or otherwise; (e) be payable at sight upon presentment to a local branch of the issuer of a simple sight draft or certificate stating only that Subtenant is in default under this Sublease and the amount that Sublandlord is owed in connection therewith; (f) be of a term not less than one year, and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive minimum one-year periods, unless the bank notifies Sublandlord in writing that such bank has elected not to renew the Letter of Credit at least sixty (60) days prior to the expiration date thereof (which will entitle Sublandlord to draw on the Letter of Credit not more than fifteen (15) days before the scheduled expiration date if a replacement Letter of Credit (or substitute acceptable to Sublandlord in its sole and absolute discretion) has not been established and delivered to Sublandlord; provided, however, that the Letter of Credit shall terminate upon the entry of an order authorizing the Sublandlord to reject this Sublease in any proceeding initiated under Title 11 of the United States Code; and (g) at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Term, or (2) replaced with cash in the stated amount. Notwithstanding anything in this Sublease to the contrary, any cure or grace periods set forth in this Sublease for a default shall not apply to any of the foregoing requirements of the Letter of Credit, and, specifically, if any of the aforesaid requirements are not complied with timely, time being of the essence, then an immediate Event of Default shall occur and Sublandlord shall have the right to immediately draw upon the Letter of Credit.

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     If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Letter of Credit shall be canceled/terminated within thirty (30) days after the expiration date (or sooner termination) of the Sublease and delivery of the entire possession of the Premises to Sublandlord.

     Notwithstanding anything to the contrary contained herein, in the event Sublandlord draws on any part or all of the Letter of Credit, Subtenant shall, within ten (10) days of such drawing, either restore the Letter of Credit to its original amount, deliver to Sublandlord a substitute letter of credit (complying with the foregoing requirements) or cash in such amount as to equal (with any balance then remaining in the initial Letter of Credit) the original amount of the required security deposit amount stated above.

     26. Miscellaneous.

          (a) This Sublease may not be extended, renewed, terminated, or otherwise modified except by an instrument in writing signed by the Party against whom enforcement of any such modification is sought.

          (b) It is understood and agreed that all understandings and agreements heretofore had between the Parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither Party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

          (c) Sublandlord hereby agrees that without first obtaining Subtenant’s written consent thereto, Sublandlord shall not enter into any modification of the Prime Lease which would result in or effect a material change in the rights or obligations of Subtenant under the Sublease, including but not limited to an increase in the Base Rent or Additional Rent.

          (d) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

          (e) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the State of Maryland. In the event of a dispute between the Parties relating to or arising from this Sublease, the prevailing party shall be entitled to the recovery of reasonable attorney fees and costs.

          (f) Sublandlord represents that the Prime Lease is in full force and effect as of the date of its execution hereof, and that, to its actual knowledge, it is not in default, nor is there any condition existing about which it has received notice that may become a default.

          (g) On or before the Commencement Date, Sublandlord shall deliver to Subtenant a non-disturbance agreement from the Prime Landlord, in a commercially reasonable form, agreeing that, if the Sublandlord fails to perform any of Sublandlord’s obligations under the Prime Lease, then Prime Landlord shall allow Subtenant to remain in possession of the

11

Premises so long as Subtenant continues to perform the obligations of the Subtenant pursuant to this Sublease.

          (h) Within sixty (60) days after the Commencement Date, Sublandlord shall deliver to Subtenant a non-disturbance agreement from the holder or beneficiary of any mortgage, deed of trust or other security agreement on the Premises, in a commercially reasonable form, agreeing that, if the Sublandlord fails to perform any of Sublandlord’s obligations under the Prime Lease, then the holder of such security agreement shall allow Subtenant to remain in possession of the Premises so long as Subtenant continues to perform the obligations of the Subtenant pursuant to this Sublease. In the event the holder of any security agreement fails to execute the foregoing non-disturbance agreement within such sixty (60) day period, this Sublease shall be terminated as of the sixtieth (60th) day of the Term, the Letter of Credit shall be returned by Sublandlord to Subtenant, and neither party shall have any further obligations to the other, except that the Office Furniture shall be returned to Sublandlord.

          (i) Notwithstanding anything to the contrary contained herein, Sublandlord’s consent or approval shall not be required if Subtenant wishes to install signage as permitted pursuant to Section 14 of the Prime Lease.

          (j) This Sublease (a) may be consummated by the parties by signing any one or more counterparts, all of which shall constitute one and the same instrument, (b) shall become effective when one or more counterparts shall have been executed by each party and delivered to the other party or their counsel, and (c) may be delivered to the other party or their counsel via facsimile. Any party’s faxed signature shall be deemed an original and binding signature as of the date set forth above. Final, signed originals shall be circulated among all parties within ten (10) days of final execution of this Sublease.

IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written.

SUBLANDLORD:

WITNESS:	LARGE SCALE BIOLOGY CORPORATION

By:

Name:

Title:

SUBTENANT:

WITNESS:	AVANCIS PHARMACEUTICAL CORPORATION

12

By:

Name:

Title:

13

EXHIBIT A

Prime Lease

Attached hereto

14

EXHIBIT B

Floor Plan/Outline of Premises

15

EXHIBIT C

List of Personal Property

1750 KW Generator
RO/DI Water Treatment System
2 – Air Compressors
1 – Compressed Air Treatment System (ZEKS Heatsink)
3 – Chemical Fume Hoods
2 – Computer Room Dedicated Environmental Control Systems
1 – Computer Room Dedicated UPS
Phone System
Security System
Johnson Control System (for HVAC management)
Kitchen Appliances

16

EXHIBIT D
Bill of Sale

BILL OF SALE

     LARGE SCALE BIOLOGY CORPORATION, a Delaware corporation (the “Sublandlord”), in consideration of the sum of one and 00/100 Dollars ($1.00) paid by ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the “Subtenant”), receipt of which is acknowledged, hereby grants, sells, assigns, transfers, and delivers to Subtenant the property described below, together with all parts, appurtenances, accessories, components, and other equipment of whatever nature installed on such property and all manuals, certificates, and all other books and records as pertain to the operation and maintenance of such property (all of the foregoing hereinafter collectively referred to as the “Office Furniture”), with whatever claims and rights Sublandlord may have against the manufacturer and or supplier of the Office Furniture, including, but not limited to, all warranties and representations.

      DESCRIPTION OF PROPERTY:

     All existing office furniture in the Premises as of the Commencement Date.

     Sublandlord represents and warrants to, and agrees with, Subtenant and its successors and assigns that (1) Sublandlord is the lawful owner of the full title to the Office Furniture and that Subtenant will acquire by the terms of this Bill of Sale good and full title to the Office Furniture free and clear of all mortgages, leases, security interests, claims, charges, liens, and encumbrances of any kind whatsoever; (2) Sublandlord has the right to sell the Office Furniture as aforesaid; (3) Sublandlord hereby warrants and shall defend title to the Office Furniture and indemnify Subtenant and its successors and assigns against the claims of any person or entity of any kind whatsoever; and (4) the Office Furniture is delivered to Subtenant, in its ‘as-is’ condition.

     Sublandlord acknowledges that the provisions of this Bill of Sale, including, without limitation, all representations, warranties, and agreements for the benefit of Subtenant and its successors and assigns, shall survive the delivery of the Office Furniture and the delivery and execution of this Bill of Sale.

     IN WITNESS WHEREOF, Sublandlord has executed this Bill of Sale on ___, 2004.

WITNESS:	LARGE SCALE BIOLOGY CORPORATION

By:

Name:

Title:

17

ASSIGNMENT OF LEASE

          This Assignment of Lease (the “Assignment”) is entered as of the 4th day of August, 2004, between Large Scale Proteomics Corporation, a Delaware corporation (“Assignor”) and Large Scale Biology Corporation, a Delaware corporation (“Assignee”).

          WHEREAS, Seneca Meadows Corporate Center III Limited Partnership (formerly known as Westphalia Center II Limited Partnership), as landlord, and Assignor entered into a Lease Agreement dated July 26, 2000 (the “Lease”), for premises containing approximately 53,054 square feet (the “Premises”) in the building located at 20439, 20441, 20443, 20445, 20447, 20449 and 20451 Seneca Meadows Parkway (formerly known as Goldenrod Lane), Germantown, Maryland 20876 (collectively, the “Building”); and

          WHEREAS, the Lease is scheduled to expire on December 31, 2010; and

          WHEREAS, Assignor wishes to assign its interests in the Lease to Assignee, an Affiliate (as defined in the Lease) of Assignor, including the Security Deposit.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

          1. Assignment. Assignor hereby transfers, assigns and sets over to Assignee, all of its right, title and interest in and to the Lease, including the Security Deposit.

          2. Acceptance. Assignee hereby assumes and agrees to make all payments to Landlord and keep all covenants and agreements of Assignor in the Lease.

          3. No Further Assignments. Neither Assignor nor Assignee shall make any further assignment of the Lease or sublease of the Premises, or any part thereof, without in each case first obtaining the prior written consent of Landlord.

          4. No Modification to Lease. Assignor and Assignee agree that the execution of this Assignment shall in no way be deemed, construed or otherwise operate to: (a) modify the Lease in any way, or (b) release Assignor of its primary obligation to pay rent to Landlord under the Lease and to perform all of the other obligations to be performed by Tenant under the Lease.

          5. Headings. Headings contained in this Assignment are for convenience only and are not substantive to the provisions of this Assignment.

          6. Meanings. Except as otherwise expressly provided herein, all defined terms shall have the same meanings as provided in the Lease.

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date noted above.

WITNESS/ATTEST:	ASSIGNOR:

Large Scale Proteomics Corporation

By:

	Name:	Ronald J. Artale
	Title:	Chief Operating Officer and
Chief Financial Officer

WITNESS:	ASSIGNEE:

Large Scale Biology Corporation

By:

	Name:	Michael D. Centron
	Title:	Vice President, Finance and
Administration

2

LEASE

FOR

LARGE SCALE PROTEOMICS CORPORATION

Seneca Meadows Corporate Center
Phase II
Building #7
Germantown, Maryland 20876

07/18/00

TABLE OF CONTENTS

PARAGRAPH	PARAGRAPH TITLE	PAGE
	LEASE ABSTRACT	i
	DEFINITIONS	ii
1.	DEMISED PREMISES; TERM OF LEASE; RENTAL; SECURITY DEPOSIT; HOLDOVER; ADDITIONAL RENT; LATE CHARGE	1
2.	TENDER OF POSSESSION; LANDLORD’S WORK; BUILDING SHELL; TENANT IMPROVEMENT ALLOWANCE; TENANT’S WORK	5
3.	USE OF PREMISES; TENANT RESPONSIBILITIES; REPAIRS AND MAINTENANCE; INTERIOR ALTERATIONS; EXTERIOR MODIFICATIONS; SURRENDER OF POSSESSION; MECHANICS LIENS	8
4.	UTILITY CHARGES; PRO RATA SHARE; COMMON AREAS; OPERATING EXPENSES	11
5.	BANKRUPTCY	14
6.	INSURANCE	15
7.	SUBLETTING AND ASSIGNMENT	16
8.	PAYMENT OF REAL ESTATE TAXES AND INSURANCE COSTS	18
9.	DAMAGE BY FIRE, OTHER CASUALTY, OR SERVICE INTERRUPTION	20
10.	COMPLIANCE WITH LAWS, ETC	21
11.	NON-WAIVER OF BREACH	21
12.	EVENT OF DEFAULT; REMEDIES; RELETTINGS; LEGAL COSTS; INTEREST; ACCORD AND SATISFACTION; CONCESSIONS; DEFAULT UNDER OTHER LEASES	22
13.	LANDLORD’S LIABILITY	25
14.	TENANT’S SIGNS	25
15.	LANDLORD’S SIGNS	25
16.	ENTRY AND ACCESS	25
17.	EMINENT DOMAIN	26
18.	CONSENT	26
19.	TENANT’S PROPERTY	27
20.	SUBORDINATION	27
21.	FIRE INSURANCE	28
22.	PARKING AREAS	29
23.	PLATE GLASS	29
24.	NOTICES	29
25.	TENANT ESTOPPEL CERTIFICATES; LANDLORD CURE RIGHTS; TENANT CURE RIGHTS	29
26.	MORTGAGEE REVISIONS	31
27.	QUIET POSSESSION	31
28.	MISCELLANEOUS GENERAL PROVISIONS	31
29.	RENEWAL OPTION	33
30.	REMOVAL BY TENANT	34

i

ii

LEASE ABSTRACT

LANDLORD:	Westphalia Center II Limited Partnership

TENANT:	Large Scale Proteomics Corporation

DEMISED PREMISES: [Paragraph 1(A)]	Seneca Meadows Corporate Center 20439, 20441, 20443, 20445, 20447, 20449 & 20451 Goldenrod Lane (Building #7) Germantown, Maryland 20876 Area: Approximately 53,054 sf

TERM OF LEASE: [Paragraph 1(B)]	Ten (10) Years

COMMENCEMENT DATE: [Paragraph 1(B)]	January 1, 2001 (for Rent)

INITIAL RENTAL: [Paragraph 1(C)]	$59,686.00/month, $716,232.00/year.

SECURITY DEPOSIT: [Paragraph 1(D)]	Letter of Credit - $716,232.00 (or Certificate of Deposit)

PRO RATA SHARE: [Paragraph 4(B)]	100%

Landlord:
NOTICES: [Section 24]	Westphalia Center II Limited Partnership 9108 Gaither Road Gaithersburg, Maryland 20877 Attn: Mr. Paul N. Chod

Before Commencement Date:	Tenant:
Large Scale Proteomics Corporation
9620 Medical Center Drive, Suite 201
Rockville, Maryland 20850-3338

After Commencement Date:	At the Demised Premises

RENEWAL OPTION: [Section 29)]	Two (2) additional consecutive periods of five (5) years at rates to be determined

i

DEFINITIONS

TERM	SECTION
Acquisition	7	(C)
Actual Expenses	4	(E)
Additional Rent	1	(F)
Adequate Assurance of Future Performance	5	(C)
Affiliate	7	(C)
Allowance Credit	2	(D)
Alterations	3	(D)
Amortized Cost	2	(D)
Approved Working Drawings	2	(E)
Bankruptcy Code	5	(A)
Basic Annual Rental	1	(C)
Basic Monthly Rental	1	(C)
Basic Rate	21
Brokers	32
Building	1	(A)
Building Shell	2	(C)
Business Days	28	(G)
Certificate of Deposit	1	(D)
Commencement Date	1	(B)
Common Areas	4	(C)
Concessions	12	(G)
Default Interest Rate	12	(E)
Demised Premises	1	(A)
Effective Transfer Date	7	(C)
Environmental Laws	34
Event of Default	12	(A)
Events of Bankruptcy	5	(A)
Expense Estimate	4	(E)
Expense Notice	4	(E)
Exterior Utility Lines	3	(C)
Financing	20
Hazardous Substances	34
HVAC	3	(C)
Impositions	8	(A)
Initial Term	1	(B)
Insolvency Laws	5	(A)
Insurance Premiums	8	(B)
Insurance Requirements	10

\

DEFINITIONS

TERM	SECTION
Land	1	(A)
Landlord	Preamble
Landlord Parties	19
Acquisition	7	(C)
Landlord’s Work	2	(B)
Late Charge	1	(G)
Laws	10
Lease Year	1	(B)
Lender’s Consent	7	(B)
Letter of Credit	1	(D)
MDC	2	(D)
Minimum Net Worth	7	(B)
Monetary Default	12	(A)(i)
Non-Monetary Default	12	(A)(i)
Operating Expenses	4	(D)
Permittees	3	(C)
Preliminary Plans	2	(E)
Premises	1	(A)
Pro Rata Share	4	(B)
Related Owners	7	(B)
Release	34
Renewal Rental	29	(B)
Rent	1	(F)
Rent Commencement Date	1	(B)
Revised Preliminary Plans	2	(E)
Security Deposit	1	(D)
Stated Term	1	(B)
Structure	3	(C)
Tenant	Preamble
Tenant Liens	3	(G)
Tenant Equipment	35
Tenant Successor	7	(C)
Tenant’s Monthly Share	4	(E)
Tenant’s Use	3	(A)
Tenant’s Work	2	(D)
TI Allowance	2	(D)
TI Architect	2	(D)

DEFINITIONS

TERM	SECTION
Transfer Conditions Transfer Evidence Working Drawings	7(B) 7(B) 2(E)

LEASE

     THIS LEASE AGREEMENT, made this 26th day of July, 2000, by and between WESTPHALIA CENTER II LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as “Landlord”); and LARGE SCALE PROTEOMICS CORPORATION, a Delaware corporation (hereinafter referred to as “Tenant”).

     WITNESSETH:

1.	DEMISED PREMISES; TERM OF LEASE; RENTAL; SECURITY DEPOSIT; HOLDOVER; ADDITIONAL RENT; LATE CHARGE.

          (A) DEMISED PREMISES. The Landlord, for and in consideration of the rents, agreements and covenants herein agreed to be paid, observed and performed by the Tenant, has let and demised, and by these presents does lease unto the Tenant, and the Tenant does hereby take and rent from Landlord, Building #7 in Seneca Meadows Corporate Center (the “Building”) located on Lot 5, Block B in the subdivision known as Seneca Meadows Corporate Center in Montgomery County, State of Maryland (the “Land”), said demised premises being known and described as 20439, 20441, 20443, 20445, 20447, 20449 & 20451 Goldenrod Lane, Germantown, Maryland 20876 (hereinafter referred to as the “Demised Premises” or the “Premises”) having an approximate area of 53,054 square feet (including a core factor of approximately 1.77%), all as more particularly shown and outlined on the drawing of said Demised Premises attached hereto as Exhibit “A”, initialed by the parties and made a part hereof.

          (B) TERM OF LEASE. The term of this Lease shall commence on the date of the final execution of this Lease (herein referred to as the “Commencement Date”). The date on which rental shall become due and payable (hereinafter referred to as the “Rent Commencement Date”) shall be the earlier to occur of (i) issuance of a Certificate of Use and Occupancy for the Demised Premises, or (ii) JANUARY 1, 2001. The term of the Lease shall expire without notice of any kind at midnight on the day immediately preceding the TENTH (10th) anniversary of the Rent Commencement Date Tenant agrees to execute and return to Landlord within ten (10) days of receipt a statement as furnished by Landlord setting forth the Commencement Date, the Rent Commencement Date and the expiration date of the term of the Lease. The initial term of this Lease is herein referred to as the “Stated Term” or “Initial Term”. The term “Lease Year” shall mean each period of twelve (12) consecutive months during the term hereof or any renewal term commencing on the Rent Commencement Date.

          (C) RENTAL. During each respective Lease Year of the Stated Term of this Lease, the Tenant agrees to pay to Landlord as basic annual rental for the Demised Premises, the amount specified for that Lease Year in the following table, such amount (the “Basic Annual Rental”) to be due and payable in equal monthly installments (the “Basic Monthly Rental”) during such Lease Year in advance and without deduction, set off, or demand, except as otherwise provided herein, on the 1st day of each calendar month in such Lease Year, namely:

	Basic Monthly	Basic Annual
Lease Year	Rental	Rental
1st	$59,686.00	$716,232.00
2nd	61,477.00	737,724.00
3rd	63,321.00	759,852.00
4th	65,221.00	782,652.00
5th	67,177.00	806,124.00
6th	69,192.00	830,304.00
7th	71,268.00	855,216.00
8th	73,406.00	880,872.00
9th	75,608.00	907,296.00
10th	77,877.00	934,524.00

In addition to said Basic Monthly Rental, Tenant shall pay to Landlord, at the times and in the manners hereinafter indicated, the additional items and amounts specified in Section 4 hereof for utility charges and Operating Expenses, and in Section 8 hereof for Impositions and Insurance Premiums, plus such other sums as are required to be paid by Tenant pursuant to the terms of this Lease. All rentals and other sums payable by Tenant hereunder shall be paid to Landlord at 9108 Gaither Road, Gaithersburg, Maryland 20877, or to such other party and address as Landlord may from time to time designate to Tenant in writing. Upon execution of this Lease, Tenant will pay to Landlord the sum of FIFTY-NINE THOUSAND SIX HUNDRED EIGHTY-SIX and 00/100 DOLLARS ($59,686.00) covering Basic Monthly Rental for the 1st month of the Stated Term. Regarding all of Tenant’s covenants, obligations and duties to make Rental and other payments and to perform its other agreements contained in this Lease, time is agreed to be of the essence.

          (D) SECURITY DEPOSIT. The Tenant further agrees to deliver to Landlord, on the Commencement Date of the Initial Term hereof (as established pursuant to Paragraph 1(B) above), either (i) an irrevocable, unconditional commercial bank letter of credit, payable upon sight in the amount of SEVEN HUNDRED SIXTEEN THOUSAND TWO HUNDRED THIRTY-TWO and 00/100 DOLLARS ($716,232.00) (the “Letter of Credit”) in substantially the form attached hereto as Exhibit “D” and initialed by the parties, or such other form reasonably acceptable to Landlord, issued by a federally-insured national bank having offices in the Metropolitan Area of Washington, D.C. (Landlord will accept a qualified out-of-town bank that makes arrangements which are acceptable to Landlord with a qualified corresponding bank in the Metropolitan Area of Washington, D.C.), or (ii) a certificate of deposit issued by a commercial bank in the amount of SEVEN HUNDRED SIXTEEN THOUSAND TWO HUNDRED THIRTY-TWO and 00/100 DOLLARS ($716,232.00) (the “Certificate of

Deposit”). The Letter of Credit or the Certificate of Deposit are hereinafter referred to as the “Security Deposit”. The Security Deposit shall be reduced by ONE HUNDRED FORTY-THREE THOUSAND TWO HUNDRED FORTY-SIX AND 40/100 DOLLARS ($143,246.40) for each twelve (12) month period during the first five (5) years of the Initial Term that Tenant has not been in an Event of Default. However, if an Event of Default of Tenant occurs at any time after the first five (5) years of the Initial Term, Landlord, at its option and sole discretion, shall have the right to require Tenant to furnish to Landlord a Security Deposit in the amount of the then current Basic Monthly Rental, which Security Deposit shall be retained by Landlord for the balance of the Stated Term of this Lease. The Security Deposit shall be for an initial period of at least one (1) year from the Commencement Date of the Initial Term hereof; and Tenant will deliver to Landlord at least thirty (30) days before expiration of the Security Deposit a new Security Deposit or renewal of the original one, renewing the Security Deposit in the sum required above for successive periods of at least one (1) year each (or such shorter period which will be identical to the then remaining term of this Lease plus an additional thirty (30) days thereafter), so that, at all times that Tenant is required to maintain the Security Deposit, Landlord shall have in its possession a good Security Deposit in the amount specified above. In the event Tenant delivers a Certificate of Deposit in lieu of a Letter of Credit, the Certificate of Deposit shall be in the name of the Landlord (but reported for income tax purposes as Tenant’s income on Tenant’s tax identification number with interest payable at least annually to Tenant). In the event Tenant delivers a Letter of Credit as the Security Deposit, the Letter of Credit shall include provision for assignment thereof to any mortgagee with a collateral assignment of this Lease. Failure of Tenant to timely comply with any requirements of this Subparagraph 1(D) shall constitute an Event of Default of Tenant under this Lease. If an Event of Default of Tenant occurs under this Lease (as defined in Section 12 hereof), said Security Deposit may, at Landlord’s option and discretion (and without waiving any other rights or remedies of Landlord), be converted to the amount of cash necessary to cure the Event of Default. Such application shall, however, in no way affect Landlord’s rights to recover from Tenant further damages or loss of Rent which may accrue by reason of Tenant’s defaults under this Lease. Provided an Event of Default of Tenant does not then exist under this Lease, the balance (if any) of said Security Deposit not applied to curing the Tenant’s defaults shall be refunded and released to Tenant (without interest) within thirty (30) days after the expiration of this Lease, provided that Tenant has surrendered to Landlord possession of the Demised Premises in accordance with the terms of this Lease. The Security Deposit shall not be construed as advance payment of Rent hereunder, but shall be considered only as representing a fund made available to Landlord to secure the prompt and faithful performance by Tenant of its covenants under this Lease. Tenant shall, within ten (10) days after demand by Landlord, restore said Security Deposit to the full amount specified above and/or as required during the term of this Lease, in the event any portion or all thereof is applied by Landlord to cure an Event of Default of Tenant hereunder.

          (E) HOLDOVER. If Tenant fails to quit and vacate the Demised Premises at the expiration of the Initial Term (or at the expiration of the final duly exercised Renewal Term hereof, if any, as the case may be), and if Landlord accepts payment of rental from Tenant thereafter and thus indicates that Landlord does not require the Tenant’s immediate surrender of possession of the Demised Premises at such expiration date, then in such event any such holding over of possession of the Demised Premises by Tenant shall be deemed to create only a tenancy from month-to-month, beginning for same on the day immediately following the expiration of the then expired term hereof, such monthly hold-over tenancy to be upon all of the terms, covenants and conditions contained in this Lease, except that either party by giving to the other at least sixty (60) days prior written notice may terminate such monthly holdover tenancy (except that Tenant shall not be entitled to such notice of termination, and hereby waives same, in the event that Tenant is in an Event of Default under this Lease in any respect beyond any applicable grace periods). Notwithstanding the foregoing provisions of this paragraph, if Landlord desires possession of the Demised Premises at the end of the term hereof, then Landlord may so notify Tenant at any time prior to accepting monthly holdover rent, in which event Tenant covenants and agrees to surrender to Landlord possession of the Demised Premises at the end of the term hereof free of subleases and occupants, and if Tenant fails to do so it shall be deemed an Event of Default under this Lease and Tenant shall be liable to Landlord for all reasonable, actual losses, costs, damages and expenses Landlord incurs from Tenant’s failure to vacate the Demised Premises as prescribed above. If the provisions of the preceding sentence become applicable, Tenant shall pay Landlord use and occupancy payments for each month or portion thereof Tenant wrongfully holds over possession of the Demised Premises in whole or part, in an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rental payable in the last month of the term hereof (in addition to Landlord being entitled to exercise all available legal and equitable remedies). Landlord hereby notifies Tenant that Landlord desires and intends that Tenant remove from, quit and vacate the Demised Premises at the expiration of the term of this Lease, and Tenant hereby agrees to do so and hereby irrevocably waives any and all rights to notice from Landlord of such intent as provided in Title 8, Section 8-402(b) of the Real Property Volume of the Annotated Code of Maryland, as amended, or under any similar statute now or hereafter enacted.

          (F) ADDITIONAL RENT. Whenever it is provided by the terms of this Lease that Tenant is required to make any payment to Landlord other than a payment of Basic Monthly Rental (such as the additional items and amounts specified in Section 4 hereof for utility charges and Operating Expenses and in Section 8 hereof for Impositions and Insurance Premiums, or amounts to reimburse Landlord for legal costs and attorneys’ fees, or for any other such sums), such payment shall be deemed to be a payment of “Additional Rent”. Unless otherwise expressly specified herein, Additional Rent shall be paid by Tenant by the later of (i) the next installment of Basic Monthly Rental thereafter falling due or (ii) within thirty (30) days after request therefor. For all purposes of this Lease, the term “Rent” shall be deemed to be a reference to both Basic Monthly Rental and Additional Rent. Landlord shall have the same remedies for default in the payment of Additional Rent as are available to Landlord in the case of default in the payment of Basic Annual Rental or Basic Monthly Rental.

          (G) LATE CHARGE. In the event Tenant does not pay any installment of Rent or Additional Rent or any other sums when and as the same become due and payable under this Lease, and if such payment is not made within ten (10) days after the due date thereof, Tenant shall pay to Landlord, as Additional Rent hereunder, in addition to the unpaid amount, a “Late Charge” equal to five percent (5%) of the unpaid amount to compensate Landlord for the additional expense resulting from Tenant’s failure to make payment in accordance with the terms of the Lease. If Tenant fails to make any payment due under this Lease within the aforesaid ten (10) day grace period more than twice in any Lease Year, then the Late Charge shall increase thereafter for the balance of that Lease Year, for all late payments, to be ten percent (10%) of the unpaid amount, and such increased Late Charge shall be payable as aforesaid.

2.	TENDER OF POSSESSION; LANDLORD’S WORK; BUILDING SHELL; TENANT IMPROVEMENT ALLOWANCE; TENANT’S WORK.

          (A) TENDER OF POSSESSION. If Landlord shall be unable to deliver to Tenant possession of the Demised Premises (in the condition as called for in Paragraph 2(B) hereof) on the Commencement Date of the Stated Term hereof by reason of the fact that the Demised Premises are located in the Building which is to be constructed and the Building has not been sufficiently completed to make the Demised Premises ready for delivery to Tenant as called for in Paragraph 2(B) hereof, or if the Landlord is unable to give Tenant possession of the Demised Premises on the Commencement Date of the Stated Term hereof by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, the Rent herein reserved and covenanted to be paid by Tenant shall abate and not commence to be due and payable until Landlord delivers to Tenant possession of the Demised Premises as called for in Paragraph 2(B) hereof; and no such failure of Landlord to deliver possession on the Commencement Date of the Stated Term shall affect the validity of this Lease or otherwise affect the obligations of Tenant hereunder, except that in such event the date of expiration of the Stated Term hereof shall be extended by the same number of days that shall elapse from the Commencement Date specified in Paragraph 1(B) until the end of the calendar month in which possession of the Demised Premises is delivered to Tenant as called for in Paragraph 2(B), such delivery date to be established by written notice from Landlord to Tenant. If permission is given by Landlord to Tenant to enter into the possession of all or a portion of the Demised Premises, or to occupy space other than the Demised Premises, prior to the Commencement Date of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease except as may be otherwise agreed in writing by Landlord and Tenant. If Landlord is prevented from or delayed in delivering possession of the Demised Premises to Tenant in the condition called for in Paragraph 2(B) hereunder due to any Tenant Delays (as hereinafter defined), then the Commencement Date of the Lease shall be the date, as reasonably determined by Landlord, that the Demised Premises could have been delivered to Tenant absent the Tenant Delays. If Tenant is able to obtain a temporary Certificate of Use & Occupancy from the Montgomery County Department of Permitting Services that allows Tenant to occupy a portion of the office space in the Premises prior to the Rent Commencement Date, Landlord agrees that during such partial occupancy, no Basic Annual Rental shall be due and payable by Tenant. However, Tenant shall be responsible for its Pro Rata Share of the Operating Expenses, Impositions and Insurance Premiums (all as defined below) incurred by Landlord during the time of such partial occupancy.

          (B) LANDLORD’S WORK. The Tenant agrees to accept possession of the Demised Premises, when delivered by Landlord as provided in this Subparagraph 2(B), for the term herein created, upon the agreements and covenants herein expressed, and does hereby covenant and agree that Tenant shall pay unto Landlord the rents, taxes, insurance, expenses, repairs and other costs and charges called for or reserved in this Lease, at the time or times the same are due and payable as herein specified. The Demised Premises shall be delivered by

Landlord to Tenant, and shall be accepted by Tenant, with the “Landlord’s Work” (as described on Exhibit “C” attached hereto, initialed by the parties and made a part hereof) Substantially Complete( as defined herein), as established by the notice from Landlord to Tenant mentioned in Paragraph 2(A) above. Such notice from Landlord shall indicate the commencement and expiration dates of the Stated Term of this Lease.

          (C) BUILDING SHELL. Attached hereto as Exhibit “C” and made a part hereof is an outline specification of the “Building Shell” to be constructed by Landlord at Landlord’s sole cost and expense. The Building Shell shall be constructed from contract plans and specifications prepared by Landlord’s professional design consultants, a list of which is included in Exhibit “C”.

          (D) TENANT IMPROVEMENT ALLOWANCE. Landlord shall grant Tenant a one-time allowance of ONE MILLION THREE HUNDRED TWENTY-SIX THOUSAND THREE HUNDRED FIFTY and 00/100 DOLLARS ($1,326,350.00) (the “TI Allowance”) to be used by Tenant to construct leasehold improvements in the Demised Premises (“Tenant’s Work”) as detailed in the plans and specifications to be prepared by Gaudreau, Inc. (“TI Architect”). The TI Allowance may be used for any improvements classified under generally accepted accounting principles as leasehold improvements (or real property), but not for improvements classified as furniture, fixtures and equipment (or personal property). The TI Allowance may be used for leasehold improvements such as roof mounted HVAC systems, ductwork and equipment, clean water systems, plumbing, restroom fixtures, electric water coolers, built-in millwork, exhaust ducts, flues and fans, electrical circuitry, lighting and power distribution systems, generator pads and enclosures, floor coverings, walls, doors and door hardware, ceilings and gas, vacuum, compressed air, and other similar central systems. The TI Allowance may not be used for things such as floor mounted cooling units (and associated condensor units), autoclaves, glass washing equipment, fume hoods, biosafety cabinets, chemical storage cabinets, chillers for scientific equipment, generators, PBX control equipment, telephone and internet systems, security systems, data storage devices, datacom handling equipment, and fuel tanks. The above lists include items listed by way of example and not limitation. The TI Allowance may include the cost of preparing all plans and specifications required to perform Tenant’s Work. Tenant shall be allowed to select a general contractor to perform the Tenant’s Work, provided said general contractor shall be properly licensed, bonded and of a reputation reasonably acceptable to Landlord. An affiliate of Landlord, Minkoff Development Corporation (“MDC”), shall act as Landlord’s construction manager to review plans and oversee construction of the Tenant’s Work by the general contractor. MDC shall receive a fee equal to one percent (1%) of the total cost of the Tenant’s Work, which fee shall also be a part of the TI Allowance. If the entire TI Allowance is not used to construct the Tenant’s Work, Landlord (at its own discretion and as notified to Tenant in writing within sixty (60) days of the Rent Commencement Date) will apply the unused portion of the TI Allowance (the “Allowance Credit”) either to (1) provide Tenant with a credit against the next due installment(s) of Rent due under the Lease, or (2) reduce the Basic Monthly Rental payments specified in Paragraph 1(C) hereunder by the Amortized Cost (as defined below) of the Allowance Credit. If the TI Allowance is not sufficient to construct the Tenant’s Work, Tenant shall provide whatever remaining funds are necessary to complete the Tenant’s Work. As used herein, the phrase “Amortized Cost” shall refer to the sum calculated by amortizing the Allowance Credit over the Initial Term of the Lease at ten percent (10%) per annum. By way of example, for each one dollar ($1.00) per square foot of Allowance Credit, the Basic Monthly Rental changes by 1.322 cents ($0.01322) per square foot per month. The provisions of this Paragraph 2(D) shall not apply during any renewal term or holdover term. If this Lease is terminated due to an Event of Default or due to any Events of Bankruptcy, all allowances granted to Tenant under this Paragraph 2(D) shall form part of the damages recoverable by Landlord from Tenant as provided in Paragraph 12 (G); provided, however, that under no circumstances shall Landlord be allowed to recover any damages for such allowances that are included in any other damages awarded to and collected by Landlord pursuant to the provisions of this Lease.

          (E) TENANT’S WORK. Tenant shall have the right to submit plans for the Tenant’s Work in stages for portions of the Demised Premises. Tenant shall cause the TI Architect to prepare and deliver to Landlord for Landlord’s or MDC’s review preliminary plans (architectural, mechanical, electrical, plumbing and structural, if necessary) and specifications for the proposed leasehold improvements (the “Preliminary Plans”). Landlord shall have ten (10) business days after its receipt thereof (or such additional time as may reasonably be necessary) to review the Preliminary Plans, request any changes it deems reasonably appropriate, and indicate on the Preliminary Plans which portions of the leasehold improvements are to be removed by Tenant prior to the expiration or termination of the Lease. The TI Architect shall modify the Preliminary Plans to accommodate Landlord’s changes, and resubmit the revised plans (the “Revised Preliminary Plans”) to Landlord for approval. If Tenant or the TI Architect elect not to make said changes to the Preliminary Plans, then Landlord shall have the right to require Tenant to perform corresponding restoration work to effect said changes prior to the expiration or termination of the Lease. Upon receipt of Landlord’s approval of the Revised Preliminary Plans, the TI Architect shall prepare a complete set of construction drawings and specifications for the construction of the proposed leasehold improvements (the “Working Drawings”). The Working Drawings shall be in sufficient detail for (i) Tenant’s general contractor to obtain bids from all trades for and to perform the work described on the Working Drawings; (ii) Tenant’s general contractor to secure building permits from the requisite governmental authorities having jurisdiction over same; and (iii) Landlord or MDC to indicate the portion of Tenant’s Work, if any, which Tenant is to remove by expiration or termination of the Lease. The Working Drawings shall conform to and be consistent with the Revised Preliminary Plans and comply with all applicable Laws and Insurance Requirements, as those terms are defined in the Lease. The Working Drawings shall be submitted to MDC for review and approval, which approval (or a request for changes to be made) shall be given within fifteen (15) days after receipt thereof. Within five (5) business days after MDC’s approval of the Working Drawings, as modified by any revisions requested by MDC, Landlord and Tenant shall initial same to confirm their mutual approval thereof (the “Approved Working Drawings”). The Approved Working Drawings will indicate which portions of the Tenant’s Work, if any, will have to be removed by Tenant prior to the expiration or termination of the Lease, and Tenant will timely comply with such requirement and repair any damage to the Land or the Building caused thereby at its own expense. Tenant will have no obligation to remove any other portion of the Tenant’s Work.

3.	USE OF PREMISES; TENANT RESPONSIBILITIES; REPAIRS AND MAINTENANCE; INTERIOR ALTERATIONS; EXTERIOR

MODIFICATIONS; SURRENDER OF POSSESSION; MECHANICS LIENS.

          (A) USE OF PREMISES. Tenant covenants and agrees to use the Demised Premises only as and for the conduct and operation of an OFFICE, STORAGE AND LABORATORY FACILITY FOR TENANT’S BUSINESS (“Tenant’s Use”), such use to be conducted by Tenant at its own expense in compliance with all applicable Laws and Insurance Requirements as defined in Section 10 and all provisions of this Lease, and for no other purpose without the express written consent of the Landlord, which consent shall be in Landlord’s exclusive discretion. The current I-3 zoning permits such Tenant’s Use.

          (B) TENANT RESPONSIBILITIES. Tenant agrees at its own expense to maintain the Demised Premises in a clean, neat and orderly manner and to keep the Demised Premises free of rodents and insects and to furnish regular pest inspection services and exterminating services, if required. Tenant shall be solely responsible, at its own cost and expense, and will provide when and as necessary, all services typically required within the Demised Premises (except as may be specified in Section 4 hereof) including but not limited to janitorial service, restroom and break room supplies, interior window cleaning, light bulb and ballast replacement, flooring maintenance, and any other services customarily required by the Tenant’s use of the Demised Premises. In no event shall Landlord be obligated to provide, pay for or contribute to the cost of any of these services in or for the Demised Premises. Tenant further agrees that it will not, under any circumstances, display or permit to accumulate for an extended period of time any merchandise, boxes or other articles on the driveways, parking areas, streets or sidewalks in front of or adjacent to the Demised Premises. Tenant shall not maintain a nuisance in or about the Demised Premises, and will conduct its business at the Demised Premises, and have its Permittees conduct themselves, in such a manner so as not to interfere with nor unreasonably disturb other tenants’ quiet possession of, or conduct of normal business at, their leased premises. Tenant shall not burn any trash in or outside the Demised Premises, nor install an incinerator or trash destructor in or outside of said Demised Premises.

          (C) REPAIRS AND MAINTENANCE. Except for the specific repairs, maintenance and replacements to be made by Landlord pursuant to this Lease, in all other respects the Tenant will, during the full term of this Lease, at its own expense, promptly make all repairs and perform all acts of maintenance necessary to keep the Demised Premises and all improvements, equipment and utility lines therein and all other elements thereof in good condition and repair, including also without limitation all maintenance, repairs and replacements, excepting only for repairs to the structure and to any utility lines located outside of the “Structure” (as defined below) of the Demised Premises (such lines hereinafter called “Exterior Utility Lines”); unless such repairs of the Structure or of the Exterior Utility Lines are necessitated by any acts, omissions or negligence of Tenant or its assignees or subtenants or its or their agents, employees, contractors, invitees, licensees, customers or subtenants (“Permittees”), in any of which events Tenant at its own expense (but subject to the recovery of any applicable insurance proceeds) shall make such repairs and replacements of the Structure and Exterior Utility Lines promptly when necessary (or, if requested by Landlord, Tenant will reimburse Landlord for the costs of such repairs and replacements within thirty (30) days of demand therefor). Said repairs to the Structure and Exterior Utility Lines shall be made by

Landlord (except as otherwise provided in the preceding sentence) as promptly as commercially practicable after receipt of written notice from Tenant to Landlord of the necessity therefor. Tenant shall give Landlord prompt notice of any fire, accident, defects, damage or injury occurring at, in or to the Demised Premises and of any death, damage or serious injury to persons therein, but nothing herein contained shall be construed to require Landlord to make any repairs to said Demised Premises or to provide compensation for any such damage or injury, except as otherwise expressly herein provided. For purposes of this Paragraph 3(C) and of all other provisions of this Lease, the term “Structure” shall refer to the foundations, structural frame, exterior walls and glazing, ground floor slab and roof of the Building, and the term “Exterior Utility Lines” shall refer to all electrical, plumbing, and sewage systems and lines (including but not limited to gas, telephone and fiber optic) located outside of the Structure of the Demised Premises. Tenant, at its own expense, will make all repairs, maintenance and replacements promptly when and as necessary for the heating, ventilating and air-conditioning systems and equipment which serve only the Demised Premises (“HVAC”). Tenant at its own expense will keep in force throughout the term of this Lease a contract for maintenance of the HVAC serving the Demised Premises with a competent, licensed mechanical contractor reasonably acceptable to Landlord. Tenant shall cause the HVAC to be maintained in good condition by such mechanical contractor.

          (D) INTERIOR ALTERATIONS. Except for ordinary office decorations (that are not leasehold improvements), any partitioning, painting, installation, removal or alteration of utility lines, flooring, paneling, mechanical equipment (heating, ventilating or air conditioning), plumbing, electrical, gas, water, sewer, interior, exterior, roof or other alterations, changes or additions to the Demised Premises which Tenant may desire to perform or make (the “Alterations”) shall be subject to the following conditions, namely: (i) no such Alterations shall be done without Landlord’s express prior written consent in each instance; (ii) complete plans and specifications and a cost estimate for any such Alterations (if reasonably required due to the nature of the work contemplated) shall be submitted to Landlord and Landlord’s written approval thereof obtained prior to commencement of such Alterations (which Alterations shall be done in strict compliance with such plans and specifications if and as so approved); (iii) the Alterations are to be done in compliance with all applicable governmental laws, codes, orders and regulations, without any damage to the Demised Premises or the Building of which same are a part or to any property of Landlord or other tenants, free of liens and claims and all at Tenant’s sole cost and expense; (iv) Tenant is to promptly discharge and to indemnify and save Landlord harmless from all liens and claims arising from such Alterations; and (v) if so requested by Landlord at the time of approval, the Tenant will remove such Alterations and restore the Demised Premises to their condition prior thereto by not later than the expiration or termination of this Lease. Landlord’s consent for the Alterations shall be deemed to have been granted if Landlord fails to respond to Tenant’s written request to make the Alterations, when submitted as required above, within two (2) business days for Alterations estimated to cost less than $10,000.00 or within seven (7) business days for Alterations estimated to cost more than $10,000.00. Notwithstanding the foregoing, Tenant shall have the right to make cosmetic alterations such as painting (other than black or similarly dark colors), and carpeting throughout the Stated Term of this Lease. Landlord shall incur no liability by approving or not approving Tenant’s plans, specifications or work (such actions by Landlord and approvals and conditions imposed for Tenant’s approval being solely for its own benefit and not being any assurance by

Landlord as to the legality or technical sufficiency or safety of Tenant’s plans, specifications or work). It is agreed that all work, materials, machinery, apparatus, leasehold improvements and other installations and alterations to the Demised Premises including, without limitation, partitions, interior and exterior doors and door opening machinery, lighting and plumbing fixtures, flooring, wall and window coverings, mechanical equipment for the Building, utility lines and equipment, loading facilities, elevators, and other items of any kind (except only Tenant’s merchandise, laboratory, computer and office equipment, trade fixtures, furniture and movable personal property), whether installed by Landlord or Tenant, shall at all times belong solely to Landlord and shall not be removed by Tenant; except for such alterations and installations made by Tenant which the Landlord requests Tenant to remove at the expiration or termination hereof. It is also agreed that all intellectual property, biological samples, scientific instrumentation, computers, routers, storage devices, servers, software, data, databases, and such other things pertaining to Tenant’s business, research, design and development activities (or those of Tenant’s collaborators, clients or affiliates) shall at all times belong solely to Tenant (or to Tenant’s collaborators, clients or affiliates, as the case may be).

          (E) EXTERIOR MODIFICATIONS. Tenant will not make any alterations, modifications, changes or additions to any part of the exterior of the Building, nor to the Structure, without in each case having obtained Landlord’s express prior written approval thereof (which consent shall be in Landlord’s exclusive discretion). Tenant will not paint, nor permit to be painted, any stone work, cornice work, iron work, or brick work on the front or exterior of the Demised Premises or other exterior elements of the Demised Premises or Building, without the prior written consent of the Landlord.

          (F) SURRENDER OF POSSESSION. At the expiration or any termination of this Lease, or of any hold-over term, Tenant shall surrender and deliver to Landlord possession of the Demised Premises in the same good condition in which they were delivered at the commencement of the term hereof (with such Alterations as may have been approved by Landlord in writing and which Landlord does not require to be removed when Landlord grants its approval), reasonable wear and tear and damage by casualty and condemnation excepted, broom clean with all of Tenant’s merchandise and personal property removed therefrom, and free of subleases and occupants. Tenant shall deliver to Landlord keys to all doors at the Demised Premises. Also by the expiration of the Lease, Tenant shall deliver to Landlord a copy of an inspection report, prepared by Tenant’s mechanical contractor within thirty (30) days of the expiration of the Lease, stating that the HVAC is in good operating condition. In the event Tenant fails to maintain the Demised Premises and HVAC as provided in Paragraph 3(C) above, or if Tenant fails to restore the Demised Premises by the expiration of the Lease as required hereunder, then Tenant shall be liable for all reasonable third party costs and expenses incurred by Landlord therefor, and Tenant shall pay Landlord the actual costs incurred by Landlord to repair the Demised Premises and HVAC and/or restore the Demised Premises plus ten percent (10%) for Landlord’s overhead costs.

          (G) MECHANICS LIENS. Tenant shall have no right to (and agrees not to) subject the Demised Premises or the Building to any mechanic’s or materialmen’s liens of any kind for any labor, work, materials or services ordered by, contracted for or furnished or obtained by Tenant or any Tenant Permittees (collectively, “Tenant Liens”), nor to pledge the credit of or incur any indebtedness or obligations on behalf of Landlord. The Tenant agrees to indemnify, defend and hold Landlord and the Demised Premises and Building harmless from, and to remove of record (or bond off) within thirty (30) days after Tenant’s receipt of notice of the filing thereof, all Tenant Liens and suits to enforce same and all litigation resulting from any breach by Tenant or any Tenant Permittees of the provisions of this paragraph; and Tenant shall pay all court costs, reasonable attorneys’ fees and other reasonable expenses incurred by Landlord in connection with any such matters.

4.	UTILITY CHARGES; PRO RATA SHARE; COMMON AREAS; OPERATING EXPENSES.

          (A) UTILITY CHARGES. Utility services will be brought to the Demised Premises or to the appropriate meter room in the Building, as the case may be, and will be separately metered or submetered (in the case of water usage), at Landlord’s sole cost and expense. During the entire term hereof, Tenant shall pay, either to the supplying utility company or to the Landlord (in the case of sub-metered utilities), all utility charges and costs of utility services of any and every kind and nature, including, but not limited to gas, oil, water, sewer service, heat, power, fuel, telephone service and electricity, arising out of or connected with the use and/or occupancy of the Demised Premises or consumed thereat, promptly as same shall become due and payable, and Tenant shall promptly make any meter deposits required by the utility companies therefor.

          (B) PRO RATA SHARE. It is expressly stipulated and agreed that the term “Pro Rata Share” shall be defined and is agreed to mean ONE HUNDRED and 00/100 PERCENT (100.00%), which percentage is agreed to represent the ratio that the approximate rentable floor area of the Demised Premises bears to the total approximate rentable floor area of the entire Building ( 53,054 square feet).

          (C) COMMON AREAS. Landlord shall make available “Common Areas”, in the Building and on the Land on which the Demised Premises are situated. The Common Areas shall include (if applicable), but not be limited to, common entrance foyers, lobbies, elevators, stairwells, corridors, restrooms, chases, meter rooms and utility rooms in the Building and parking areas, loading areas, driveways, sidewalks, landscaped areas, green areas, grounds, plazas and picnic areas on the Land. Landlord grants to Tenant and to Tenant’s Permittees, during the term of this Lease, the non-exclusive right to use the Common Areas, in common with Landlord and with others designated by Landlord as being entitled to use the Common Areas, subject to Landlord’s reasonable rules and regulations established from time to time applicable to all tenants concerning the use and operation of the Common Areas. Tenant shall comply with and advise its Permittees to comply with said rules and regulations. Landlord shall operate, manage, repair, replace and maintain in good condition the Common Areas for their intended purposes, all in such manner as the Landlord, in its sole discretion, shall determine, but in all cases, in compliance with all applicable laws, statutes, ordinances and codes. All Common Areas shall be subject to the exclusive control of Landlord. Landlord shall have the sole right and exclusive authority to employ and discharge all personnel with respect thereto; to close temporarily all or any portion of the Common Areas for the purpose of making repairs, changes or alterations thereto; to perform necessary maintenance in connection with any emergency; and

to maintain security for the Common Areas if deemed necessary by Landlord. Landlord agrees to make commercially reasonably efforts to minimize any disruption to Tenant’s business while performing any of its obligations herein.

     (D) OPERATING EXPENSES. During the term of this Lease, and any extensions and renewals thereof, Landlord shall operate, manage, repair and maintain, in a first class manner consistent with other similar buildings in the Gaithersburg and Germantown, Maryland areas, the Building, the Land and the Common Areas. Tenant shall, during the entire term of this Lease, pay to Landlord as Additional Rent, the Tenant’s Pro Rata Share of the costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Building, the Land and the Common Areas, collectively referred to as “Operating Expenses”. Said Operating Expenses shall include, but not be limited to, costs and expenses for: (i) removal of snow, ice, trash, rubbish and debris from the Common Areas; (ii) furnishing and maintaining electric service (and elevator service, if any) to the Building and the lighting of the Common Areas; (iii) charges for furnishing and maintaining water and sewer service or other utility services to the Building and the Land; (iv) trimming and grass cutting and all other maintenance and upkeep of the grounds, green areas and landscaping in the Common Areas; (v) maintaining, monitoring and testing the sprinkler system and sprinkler alarm system in the Building; (vi) maintaining, striping, cleaning and repairing the parking areas, driveways and sidewalks; (vii) trash pick-up and removal by a licensed contractor from containers located in a common enclosure(s) for the mutual use of all tenants in the Building, as well as the cost of maintaining and repairing said trash container enclosure(s); (viii) reasonable property management fees of three percent (3%) of gross rentals in the Building; (ix) maintenance and repairs to the exterior of Building, including, without limitation, exterior windows, doors, hardware, locks, lighting and lighting fixtures; (x) premiums incurred by Landlord, if any, for hazard, liability, workmen’s compensation or similar insurance on contractors providing services to the Building, Land or Common Areas; and (xi) any other costs and maintenance expenses for the Building, Land, Common Areas and all appurtenances thereto as may be deemed reasonably necessary by Landlord which under generally accepted accounting principles properly constitute operating or maintenance costs and expenses attributable thereto.

               Operating Expenses shall not include any of the following: (i) the cost of the original construction of the Building or any additions or expansions to the Building, Common Areas or other items which under generally accepted accounting principles are properly classified as capital expenditures; (ii) any repairs or work performed to any portion of the Building intended to be occupied by individual tenants; (iii) the cost of correcting any defects in the original construction of the Building and Common Areas; (iv) any reserves for future expenditures not yet incurred; (v) ground lease rental; (vi) costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that the same is covered by warranty; (vii) attorneys’ fees, leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of, or persons, firms or entities with respect to, the Building; (viii) costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees, or the violation by Landlord of the terms and conditions of this Lease; (ix) interest, principal points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering all or any portion of the

Building or the Land on which the Building is located; (x) advertising and promotional expenditures in connection with leasing the Building, and costs of the installation of signs identifying the owner and/or manager of the Building; (xi) any costs relating to hazardous materials, asbestos and the like not resulting from actions of Tenant; (xii) any charges for depreciation of the Building, or equipment (except costs of and depreciation of equipment installed or improvements made to reduce Operating Expenses); (xiii) any charge for Landlord’s income taxes, excess profit taxes, or franchise taxes; (xiv) Landlord’s general overhead attributable to the activities of Landlord’s officers; (xv) expenses incurred by Landlord solely in its capacity as a partnership or other business entity; (xvi) costs, fines or penalties incurred due to violation by Landlord of any laws or governmental rules and regulations, except as incurred by Landlord in successfully challenging any such law, rule or regulation for the Building or the Land; and (xvii) any costs and expenses paid to subsidiaries of Landlord, entities under common control with Landlord, or persons related to Landlord for services on or to the Building, but only to the extent that such costs and expenses exceed normal costs and expenses for such services provided by unaffiliated parties to owners of similar buildings in the Gaithersburg and Germantown areas. There shall not be duplication in charges to Tenant by reason of the provision setting forth Tenant’s obligation to reimburse Landlord for Operating Expenses and any other provision in this Lease.

          (E) STATEMENT OF OPERATING EXPENSES.

                (1) Prior to December 1st of a particular calendar year, Landlord shall make a reasonable estimate of the Operating Expenses for the next calendar year (the “Expense Estimate”), and will furnish Tenant a written statement setting forth in reasonable detail the estimate of those Operating Expenses (the “Expense Notice”). For each calendar month of that next calendar year (beginning with January 1st after the date of the Expense Notice), Tenant shall pay to Landlord, as Additional Rent hereunder, one-twelfth (1/12th) of Tenant’s Pro Rata Share of the Expense Estimate (the “Tenant’s Monthly Share”) in advance, without deduction, set off or demand on the 1st day of each calendar month with Tenant’s payment of Basic Monthly Rental.

                (2) Within sixty (60) days after the end of the calendar year for which the Expense Estimate was made, Landlord shall furnish Tenant a statement setting forth in reasonable detail the actual Operating Expenses incurred by Landlord for the previous calendar year (the “Actual Expenses”). If the Actual Expenses are greater than the Expense Estimate, Landlord may increase Tenant’s Monthly Share for the ensuing calendar year to reflect the Actual Expenses, and Tenant will pay to Landlord, as Additional Rent within thirty (30) days after written demand therefor, Tenant’s Pro Rata Share of the difference between the Actual Expenses and the Expense Estimate. If the Actual Expenses are less than the Expense Estimate, either Landlord will reduce Tenant’s Monthly Share for the ensuing calendar year, or Landlord will credit Tenant’s overpayment for Operating Expenses against the next due payment(s) of Tenant’s Monthly Share and/or Basic Monthly Rental.

                (3) Tenant or its agent shall have the right, for a period of one (1) year after Tenant’s receipt of the statement of Actual Expenses for the respective calendar year and upon giving reasonable notice to Landlord and during normal business hours, to review and inspect all of Landlord’s bills, invoices and records applicable to the Actual Expenses or to the Expense Estimate for that particular calendar year in order to verify the Operating Expenses. If the Landlord and Tenant determine after said review that an error of more than five percent (5%) has been made and the Tenant has been overcharged for Operating Expenses, then Landlord will refund the amount of the overcharge to Tenant plus interest at the rate of eight percent (8%) per annum within thirty (30) days after such determination. Under no circumstances will Landlord be responsible to Tenant for Tenant’s cost of said review of the Operating Expenses.

                (4) Tenant’s obligation to pay Landlord its Pro Rata Share of the Operating Costs hereunder shall survive any expiration or termination of the Lease, and shall be adjusted and pro-rated for any portion of a calendar year occurring during the first or last Lease Year of the term hereof.

5.	BANKRUPTCY.

          (A) For purposes hereof, the following shall be deemed “Events of Bankruptcy” of Tenant: (i) if Tenant becomes “insolvent”, as defined in Title 11 of the United States Code, entitled “Bankruptcy”, 11 U.S.C. Section 101 et seq. (hereinafter called the “Bankruptcy Code”), or under the insolvency laws of any state, district, commonwealth or territory of the United States of America (“Insolvency Laws”); or (ii) if a receiver or custodian is appointed for all or substantially all of Tenant’s property or assets, or if there is instituted a foreclosure action on all or substantially all of Tenant’s property; or (iii) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws; or (iv) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor; or (v) if Tenant makes or consents to an assignment of all or substantially all of its assets for the benefit of creditors, or a common law composition of creditors.

          (B) Upon the occurrence of an Event of Bankruptcy, or if Tenant becomes insolvent pursuant to any Insolvency Laws, then in any such event Landlord at its option and sole discretion may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder involving Tenant as the subject debtor). If this Lease is terminated under this paragraph, Tenant shall immediately surrender and vacate the Demised Premises, waives all statutory or other notice to quit, and agrees that Landlord’s obligations under this Lease shall cease from such termination date, and Landlord may recover possession by process of law or in any other lawful manner. Furthermore, if this Lease terminates under this paragraph, Landlord shall have all rights and remedies against Tenant provided in case of defaults of Tenant in payment of rent.

          (C) If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease under this paragraph shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee’s assumption or rejection of this Lease within sixty (60) days after the date of the Trustee’s appointment; it being agreed that failure of the Trustee to give notice of such assumption hereof within said sixty (60) days period shall conclusively and irrevocably constitute the Trustee’s rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord “Adequate Assurance of Future Performance”, (as defined herein below). Landlord and Tenant hereby agree in advance that “Adequate Assurance of Future Performance”, as used in this Paragraph, shall mean that all of the following minimum criteria must be met: (a) the Tenant or the Trustee must pay to Landlord, at the time the next payment of Rent is then due under this Lease, in addition to such payment of Rent, an amount equal to the next four (4) months Rent due under this Lease, said amount to be held by Landlord in escrow until either the Trustee or Tenant defaults in its payment of Rent or obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to the Trustee or Tenant within 30 days thereafter, if Tenant is not in default hereunder); (b) the Tenant or Trustee must agree to pay to Landlord, at any time the Landlord is authorized to and does draw on the funds escrowed pursuant to clause (a) of this Subsection 5(C) (iii) the amount necessary to restore such escrow account to the original level required by said provision; (c) Tenant must pay to Landlord all rentals and other sums payable by Tenant hereunder including also therein its share (as estimated by Landlord) of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Tenant), in advance of the performance or provision of such services, and (d) the Tenant or Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged, and that the assumption or assignment of this Lease will not violate or affect the rights of other Tenants in the Building. In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the Rents due under this Lease or any other payments required of Tenant under this Lease on time, or (iv) meet the criteria and obligations imposed by (a) through (d) above in this Paragraph 5(C), then Tenant hereby agrees in advance that it has not met its burden to provide Adequate Assurance of Future Performance, and this Lease may be terminated by Landlord in accordance with Paragraph 5(B) above. Notwithstanding the above, the Security Deposit shall count towards the amount required for Adequate Assurance of Future Performance.

          (D) It is further stipulated and agreed that, in the event of the termination of the term of this Lease by the happening of any such event described in this Section 5, Landlord shall forthwith, upon such termination, and any other provision of this Lease to the contrary notwithstanding, become entitled to recover as and for damages caused by such termination all amounts permitted by applicable law.

6.	INSURANCE.

          (A) It is further understood, agreed and covenanted by and between the parties hereto that the Tenant will be responsible for any claim for damages arising from injury or any claim of death or injury to persons or damage to property at or upon said Demised Premises caused or occasioned directly or indirectly by Tenant’s or any Permittees’ use or occupancy of said Demised Premises, and that the Tenant, unless such claim or damage is due to Landlord’s negligence or willful misconduct, will and does hereby agree to defend, indemnify and hold harmless the Landlord, its partners and agents and its and their successors and assigns from and against any and all liability, damages, expenses, claims, suits, actions or causes or rights of action arising from or caused by any such damages or injury or claim for damages or injury (including death) to persons or property at or upon said Demised Premises during the Initial Term and any renewal or extension thereof. In confirmation thereof, the Tenant covenants and agrees that it will at all times during the term of this Lease, at its own expense, carry and maintain in full force and effect, in companies reasonably satisfactory to Landlord, Commercial General Liability insurance, with limits of at least a $1,000,000.00 combined single limit, for bodily injury, including death, to any one or more person(s) in any single occurrence and for property damage or in such greater amounts of coverage as Landlord may from time to time reasonably require, naming the Landlord as additional insured. Each policy shall contain the Broad Form General Liability Endorsement. Each policy or a Certificate of Insurance showing the same to be in effect for a one (1) year period, shall be delivered to Landlord within thirty (30) days of the Commencement Date, and renewal certificates shall be delivered to Landlord at least fifteen (15) days prior to expiration of any such policy, and each such policy shall contain an endorsement requiring at least thirty (30) days prior written notice to all named insureds as to any cancellation, non-renewal or adverse modification of any such policy. It is specifically covenanted and agreed by the Tenant that there shall be no abatement of Rent because of any damage caused by fire or other peril, except as provided in Section 9. The amount of such insurance shall not limit Tenant’s indemnity obligations under this Section 6 or under any other provision of this Lease. Tenant’s indemnity obligations under this section and elsewhere contained in this Lease shall survive expiration or termination of this Lease.

          (B) It is further understood, agreed and covenanted by and between the parties hereto that the Landlord will be responsible for any claim for damages arising from injury or any claim of death or injury to persons or damage to property at or upon the Common Areas caused or occasioned directly or indirectly by Landlord’s management of said Common Areas, and that the Landlord will and does hereby agree to defend, indemnify and hold harmless the Tenant, its partners and agents and its and their successors and assigns from and against any and all liability, damages, expenses, claims, suits, actions or causes or rights of action arising from or caused by and such damages or injury or claim for damages or injury (including death) to persons or property at or upon said Common Areas during the Initial Term and any renewal or extension thereof.

7.	SUBLETTING AND ASSIGNMENT.

          (A) It is further understood, agreed and covenanted by and between the parties hereto that the Tenant shall have no right to, and will not, transfer or assign this Lease, or sublet or transfer possession of said Demised Premises, or any part thereof, voluntarily, or involuntarily, whether by operation of law, in bankruptcy or otherwise, without the prior written consent of the Landlord. If, during any Renewal Term or holdover term, Tenant desires to assign this Lease or to sublet the entire Demised Premises to other than an Affiliate or Tenant Successor, as those terms are defined below, then in any such event, the Landlord shall have the right (and such right is hereby expressly reserved unto Landlord) in its sole discretion, but not the obligation, by written notice given to Tenant within twenty (20) days from Landlord’s receipt of a written proposal for such assignment or sublease, to cancel and terminate this Lease and recover possession of the Demised Premises. Any assignment or subletting and any consent of Landlord thereto shall not release Tenant of any liability under this Lease, and shall not waive the obligation to obtain Landlord’s consent to any further assignment or subletting. Any assignment or subletting, including the use of the Demised Premises by the assignee or subtenant, shall be subject to all of the terms and provisions of this Lease. Tenant shall pay to Landlord, as Additional Rent within thirty (30) days of demand by Landlord therefor, any reasonable third party expenses incurred by Landlord with respect to the review and consent or denial of consent of the foregoing.

          (B) Notwithstanding the provisions of Paragraph 7(A) hereof (except regarding the recapture right of Landlord), Landlord agrees that it will not delay or condition or withhold unreasonably its consent to a proposed assignment of this Lease or subletting of all or any portion of the Demised Premises by Tenant provided that all of the following conditions and all such other conditions as Landlord reasonably may impose (collectively, the “Transfer Conditions”) are met: (a) Tenant is not in an Event of Default under this Lease or under any other lease from Landlord or from Related Owners (defined below); (b) Tenant is not subject to any Events of Bankruptcy; (c) Tenant is in possession and occupancy of the Demised Premises; (d) the Initial Term of the Lease and Tenant’s payment of Rent hereunder have commenced; (e) (i) the proposed assignee has a net worth at least equal to the net worth of Tenant as of the date of this Lease (the “Minimum Net Worth”), (ii) the proposed assignee or sublessee has a good business reputation and adequate experience in operating its business, (iii) the proposed assignee or sublessee operates a quality and type of business which is compatible with the business and type of other tenants of space in the Building and in Seneca Meadows Corporate Center, (iv) the proposed assignee or sublessee shall not be a party which has been in default under any other leases of space owned by nor under any other agreements of any kind with Landlord or any entities in which Landlord’s partners or any of them have or had ownership interests (“Related Owners”), and (v) the proposed assignee or sublessee is not a party with whom Landlord or any Related Owners is or are negotiating a lease of space in the Building or in any other property; (f) the use of the Demised Premises shall not be changed from the use permitted in Paragraph 3(A) of this Lease as a result of any such assignment or subletting; (g) Tenant shall have delivered to Landlord evidence reasonably satisfactory to Landlord that all Transfer Conditions are or will promptly be met (the “Transfer Evidence”); (h) the prior written consent (if required) of Landlord’s mortgagees to the proposed assignment or subletting (if required under the loan documents) shall have been obtained at Tenant’s expense and at no cost to Landlord nor change in provisions of the loan documents (the “Lender’s Consent”); and (i) Tenant shall have delivered to Landlord an instrument of assignment or sublease (as the case may be) in form and content acceptable to Landlord’s mortgagees and reasonably acceptable to Landlord, executed by the assignee or sublessee, by which the assignee or sublessee (to the extent applicable) assumes all obligations of Tenant under and agrees to be bound by and comply with this Lease. Nevertheless, if Tenant proposes to sublet the entire Demised Premises or to assign this Lease (except to an Affiliate of Tenant or to a Tenant Successor, as defined below), then Landlord shall continue to have the right, pursuant to Paragraph 7(A) hereof, to cancel this Lease and recover possession of the Demised Premises. Any such assignment or subletting consented to by Landlord shall be subject to all terms and provisions of this Lease, shall not waive the necessity of obtaining Landlord’s prior written consent for any further assignment and subletting, shall not relieve or reduce Tenant’s primary liability to Landlord under this Lease, and shall not result in any change in the permitted use of the Demised Premises.

          (C) It is further agreed that, provided all Transfer Conditions are met, Landlord will consent to Tenant’s sublease of the Demised Premises to an Affiliate of Tenant (as defined below) or to assignment of this Lease to a Tenant Successor (as defined below) subject however to all of the terms and provisions of this Lease, including but not limited to those contained in Paragraph 7(B) hereof. The phrase “Affiliate” of Tenant, as used herein, means a corporation or other legal entity which is under common ownership, management and/or control with Tenant. For purposes of this Paragraph 7(C), the phrase “Tenant Successor” shall mean a person or entity who or which acquires and succeeds to ownership of all, or substantially all, of Tenant’s business as a result of either (i) purchase of all or substantially all of Tenant’s assets, or (ii) purchase of all or substantially all issued and outstanding shares of capital stock in Tenant (the “Acquisition’). Tenant agrees to provide Landlord the Transfer Evidence when Tenant requests Landlord’s consent to a sublease of all or a part of the Demised Premises to an Affiliate of Tenant. Tenant agrees to provide Landlord the Transfer Evidence and evidence of the Acquisition when Tenant requests Landlord’s consent to an assignment of this Lease to the Tenant Successor. It is further agreed that if Landlord consents to such assignment of the Lease to the Tenant Successor, and provided that all Transfer Conditions are met and that the Tenant Successor has a net worth at least equal to the greater of (a) the net worth of Tenant immediately prior to consummation of the Acquisition, or (b) the Minimum Net Worth aforesaid, and is not subject to any Events of Bankruptcy, and provided Tenant has furnished evidence reasonably satisfactory to Landlord to confirm the financial condition of such assignee Tenant Successor, and further provided that Lender’s Consent (as defined and under the terms set forth above) to such release of liability has been obtained, then in such event Landlord will join with Tenant and its Tenant Successor in executing an instrument reasonably acceptable to Landlord by which (A) Tenant is released of all liability under this Lease accruing after the effective date of the assignment hereof to the Tenant Successor (the “Effective Transfer Date”), and (B) the Tenant Successor assumes all obligations of Tenant under this Lease. However, no such release instrument shall relieve Tenant of any indemnification obligations to Landlord under this Lease covering periods prior to the Effective Transfer Date. Landlord and Tenant agree to use reasonable efforts to obtain the Lender’s Consent described above in Paragraphs 7(B) and 7(C).

          (D) With any request for Landlord’s consent to an assignment or subletting, Tenant shall provide Landlord a copy of the proposed instrument of assignment or sublease in form and content reasonably acceptable to Landlord and legally binding upon and enforceable against Tenant and the assignee or sublessee, together with such additional information as Landlord reasonably may require.

8.	PAYMENT OF REAL ESTATE TAXES AND INSURANCE COSTS.

          (A) Tenant covenants and agrees that it will, during the entire term of this Lease, pay to Landlord as Additional Rent hereunder, in addition to the Basic Annual Rental payable under Paragraph 1(C) hereof, the Operating Expenses payable to Landlord under Section 4 hereof and the other sums payable by Tenant under the Lease, within thirty (30) days after each and every demand by Landlord therefor, the Tenant’s Pro Rata Share of any and all real estate taxes and assessments and similar impositions, general and special, ordinary and extraordinary, which may be levied, assessed or payable (for or allocable to periods of time within the term of this Lease and any renewal, extended and holdover term), upon the Building in which the Demised Premises are situated and/or the Land serving and/or on which is erected said Building, and including also all reasonable fees and expenses of attorneys, accountants and consultants and other expenses including but not limited to court costs and appeals, incurred by Landlord in contesting any such items (collectively, the “Impositions”). The amount of said Impositions (of which Tenant is to pay its Pro Rata Share, as aforesaid) as shown on the government-issued tax bills or assessment notices, shall be deemed conclusive evidence of the amount of said Impositions. If the amount of the Impositions payable by Landlord on the Building and Land is reduced by any abatement attributable to Tenant’s occupancy of the Demised Premises, such as the Miller Legislation, then Tenant shall receive the full amount of said abatement attributable to its occupancy. Landlord agrees that Tenant shall have the right to appeal any assessments or Impositions at Tenant’s sole cost and expense in the event Landlord declines to do so; in which event, Landlord agrees to promptly notify Tenant of its decision and to provide Tenant reasonable assistance during such Tenant’s appeal.

          (B) Tenant hereby further covenants and agrees that it will, during the entire term of this Lease, pay to Landlord as Additional Rent hereunder, in addition to the Basic Annual Rental payable under Paragraph 1(C) hereof; the Operating Expenses payable to Landlord under Section 4 hereof and the other sums payable by Tenant under the Lease, within thirty (30) days after each and every demand by Landlord therefor, the Tenant’s Pro Rata Share of any and all premiums, costs, deductibles and other charges and expenses incurred, paid, accrued or absorbed by Landlord for or in connection with all policies of fire, extended coverage, hazard and general liability insurance and other insurance carried or maintained by Landlord on the Demised Premises and/or the Building and Land of which they form a part (collectively, the “Insurance Premiums”). The insurance which Landlord shall carry and with respect to which Tenant shall make said payments shall include without limitation rent interruption, fire and extended coverage, general liability with umbrella coverage, and supplemental equipment coverage (for boilers, pressure vessels, HVAC and electrical equipment) and all such other insurance coverages and in such amounts as are maintained by prudent owners of property similar to the Building, all as reasonably determined by Landlord.

          (C) Landlord agrees that it will pay the Impositions and the Insurance Premiums as same become due and payable (subject to Tenant’s reimbursements of its Pro Rata Share thereof, as aforesaid).

          (D) Failure of Tenant to pay to Landlord any such sums due under this Section 8 when due and after notice of Monetary Default shall constitute an Event of Default of Tenant under this Lease. The obligations of Tenant under this Section 8 shall survive any cancellation, expiration or termination of this Lease, as regards any such payments due from Tenant hereunder as of the date of such cancellation, expiration or termination or allocable to periods while this Lease is in force. The sums payable by Tenant under this Section 8 shall be appropriately adjusted, apportioned and paid by Tenant for any fraction of a governmental tax year or insurance policy year occurring at the commencement and at the expiration of the term of this Lease.

9.	DAMAGE BY FIRE, OTHER CASUALTY, OR SERVICE INTERRUPTION.

          (A) In the event that the Demised Premises should be damaged by fire or other casualty so that the same shall be rendered partially untenantable, such damage shall be repaired by the Landlord as promptly as is reasonably possible, and the Rent shall be abated (from the date of such damage until the damage is repaired) in the same proportion as the area of the Demised Premises rendered untenantable bears to the total area of the Demised Premises. The Landlord shall not be held liable in damages or otherwise for any delay in making or completing said repairs, whether or not caused by time necessary to settle insurance claims, nor strikes, acts of God or other casualties or any circumstances.

          (B) In the event that the Demised Premises shall be substantially (i.e., 40% or more of the demised space) destroyed or rendered totally untenantable, or if Landlord’s mortgage lender does not make adequate insurance proceeds available to Landlord to pay for the costs of repairs and restoration, then in any such event the Landlord shall have the option in its sole discretion of rebuilding the Demised Premises, or of not rebuilding the Demised Premises and instead canceling this Lease. The Landlord, in exercise of such option, shall determine whether or not to rebuild and shall notify Tenant of such determination in writing, within sixty (60) days after such damage or destruction. If Landlord shall determine to rebuild or repair such damage or destruction, Landlord agrees to make such repairs with reasonable promptness and dispatch, and the Rent shall abate (from the date of the damage or destruction until the repairs required of Landlord under this paragraph are Substantially Complete) in proportion to the area of said Demised Premises rendered untenantable. If the Landlord determines to rebuild as aforesaid, this Lease shall not be canceled, but instead shall remain in full force and effect and Tenant shall reoccupy the Demised Premises (and Rent abated as aforesaid shall again accrue and be payable) when the repairs required of Landlord under this paragraph are substantially complete. If Landlord elects to cancel this Lease under this paragraph, then Rent and all other sums payable by Tenant under this Lease shall be adjusted, pro-rated and paid by Tenant to the date of such damage. Any repair and restoration to be performed by Landlord under this Section 9 shall be limited to those portions of the Demised Premises which were constructed by Landlord; it being agreed that when Landlord completes its repairs thereof to be made pursuant to this Section 9, all Rent (if any) abated under this Section 9 shall again commence to be due and payable. Tenant, at its own expense, will repair or replace any damage to its furniture, merchandise, trade fixtures, equipment, personal property and other items belonging to Tenant if damaged or destroyed by fire or other casualty, and also all leasehold improvements constructed by Tenant.

          (C) Notwithstanding the above, if the repairs which Landlord is to make under this Section 9 are not substantially completed within two hundred seventy (270) days after the date of the destruction of or damage to the Demised Premises, and provided that Tenant is not in an Event of Default and that such damage or destruction was not caused by the intentional act of Tenant or its Permittees, then in such event Tenant at its option may terminate this Lease by giving written notice to Landlord within ten (10) days after the end of the two hundred seventy (270) day period aforesaid. However, Tenant’s notice of termination hereof shall be ineffective if Landlord completes the restoration of the Demised Premises prior to Landlord’s receipt of such termination notice.

          (D) In the event that the Demised Premises are rendered untenantable due to the loss or disruption of utility service (water, sanitary sewer, storm sewer, gas, electric, or telephone), which loss or disruption is caused by the negligence or willful misconduct of Landlord or any Landlord Parties (as that term is defined herein), such utility service shall be restored by Landlord as promptly as is reasonably possible, and the Rent shall be abated (from the date of such loss of service until the restoration of said service is completed) in the same proportion as the area of the Demised Premises rendered untenantable bears to the total area of the Demised Premises. Landlord shall not be held liable in damages or otherwise for any delay in making or completing such restoration of utility service.

10.	COMPLIANCE WITH LAWS, ETC.

          Tenant, at its own expense, will promptly comply with, observe and perform all of the requirements of, and will obtain and maintain in force all licenses, permits and other authorizations required by, all of the statutes, ordinances, rules, orders and regulations, now in effect or hereafter promulgated, concerning the use or occupancy of the Demised Premises and/or the conduct of Tenant’s business, and whether required by federal, state, county or town governments and whether required of the Tenant or Landlord (collectively, “Laws”). The Tenant agrees that it will promptly comply, at its own expense, with all rules, orders and regulations of the Board of Fire Underwriters having jurisdiction for the prevention of fire, and other hazards, applicable to said Demised Premises, or for the preservation of the Demised Premises, or the correction or abatement of nuisances or grievances for which either the Landlord or the Tenant may be responsible as a result of Tenant’s use and occupancy of the Demised Premises during the term of this Lease, and Tenant shall at its own expense comply with all reasonable rules, regulations and requirements of Landlord’s and Tenant’s insurance carriers concerning Tenant’s use and occupancy of the Demised Premises and conduct of its business therein (collectively, “Insurance Requirements”). Tenant shall not place or store in the Demised Premises, nor deposit in any utility lines thereof, any hazardous or toxic substances, materials or any items which violate any applicable federal, state, or local environmental protection laws, and Tenant will indemnify, defend and hold Landlord harmless from all liability and expense arising from Tenant’s violation of this Section 10.

11.	NON-WAIVER OF BREACH.

          (A) The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, or to serve any notice, or to institute any action or summary proceedings, or otherwise to act as though this Lease had expired pursuant to any of the provisions of this Lease, shall not be construed as a waiver or relinquishment by Landlord for the future, of such covenant or option, or right thereafter to serve notice and to have this Lease expire under any provision of this Lease, but such covenant or option shall continue and remain in full force and effect. The receipt by Landlord of Rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made, unless expressed in writing and signed by Landlord or its duly authorized agent. The rights and remedies herein created are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

          (B) The failure of Tenant to insist, in any one or more instances, upon a strict performance of any of the covenants required of Landlord under this Lease, or to serve any notice, or to institute any action or summary proceedings, shall not be construed as a waiver or relinquishment by Tenant for the future of such covenant or right thereafter to serve notice under any provision of this Lease, but such covenant shall continue and remain in full force and effect. The rights and remedies herein created are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

12.	EVENT OF DEFAULT; REMEDIES; RELETTINGS; LEGAL COSTS; INTEREST; ACCORD AND SATISFACTION; CONCESSIONS; DEFAULT UNDER OTHER LEASES.

          (A) EVENT OF DEFAULT. It is hereby mutually covenanted and agreed, that any or all of the following shall be an “Event of Default” by Tenant:

                (i) if Tenant should fail to pay promptly when and as due any payment of Basic Monthly Rental, Additional Rent or other sums payable by Tenant hereunder (a “Monetary Default”), and if such Monetary Default is not fully cured within five (5) business days after written notice thereof from Landlord to Tenant (except that Landlord need not give Tenant more than two (2) notices of non-payment of monthly rent installments in any one Lease Year, it being agreed an Event of Default shall exist without regard to such notice as concerns more than two (2) monthly rent defaults in a Lease Year); or if Tenant shall fail promptly and timely to keep and perform each and every covenant, condition and agreement not involving payment of money (a “Non-Monetary Default”) herein contained and on the part of Tenant to be kept and performed, and if such Non-Monetary Default is not fully cured within thirty (30) days after written notice from Landlord to Tenant (or within such additional time as reasonably needed to cure same if Tenant acts diligently to and does cure same promptly and holds Landlord harmless from all liability and expense arising from such default and the existence thereof is not a default under any deed of trust on the Demised Premises (about which Tenant has been notified) and does not materially adversely affect the value, safety or security of the Demised Premises nor cause unreasonable disturbance to other tenants of neighboring buildings); or if Tenant fails to keep in force any insurance herein required and such default is not cured within five (5) business days after written notice, or if any act or omission of Tenant causes unreasonable interference with the use, occupancy or quiet enjoyment of any other tenant of any neighboring building and is not abated within five (5) days after written notice from Landlord; or

                (ii) if the Tenant’s estate hereby created shall be taken on execution or other process or law; or

                (iii) if there shall occur any of the events described in Section 5 hereof which entitle Landlord to terminate this Lease pursuant to said Section 5;

          (B) REMEDIES. In each and every such Event of Default, from thenceforth and at all times thereafter, at the exclusive and absolute option and discretion of Landlord, the Tenant’s right of possession of the Demised Premises shall thereupon cease and terminate, and Landlord shall be entitled to the immediate possession of the Demised Premises and to remove all persons and property therefrom and to re-enter the same without further demand of Rent or demand of possession of said Demised Premises, with process of law and without becoming liable to prosecution therefor, any statutory or other notice to quit or of intention to re-enter being hereby expressly waived by Tenant; and in the event of such re-entry or retaking by Landlord, Tenant shall nevertheless remain in all events liable and answerable for the full Rent to the date of retaking or re-entry. Tenant shall also be and remain answerable in damages for the deficiency or loss of Rent which Landlord may thereby sustain in respect of the balance of the term; and in such case Landlord reserves full power, which is hereby acceded to by Tenant, to re-let said Demised Premises or any portion(s) thereof as Landlord may select, upon such terms and rentals as Landlord may deem proper (which re-lettings may be for a term lesser or longer than the term of this Lease, at Landlord’s exclusive discretion), all at the risk and cost and for the benefit of Tenant in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease, and such damages, at the option of the Landlord, may be recovered by it at the time of the retaking or re-entry, or in separate actions, from time to time, as Tenant’s obligation to pay Rent would have accrued if the term had continued, or from time to time, as said damages shall have been made more easily ascertainable by relettings of the Demised Premises, or such action by Landlord may at the option of Landlord be deferred until the expiration of the term, in which latter event the cause of action shall not be deemed to accrue until the date of the termination of said term.

          (C) RELETTINGS. All rents received by Landlord in any such reletting shall be applied first to the payment of such expenses as Landlord may have incurred in recovering possession of the Demised Premises and in reletting the same, including also brokerage commissions and fees and costs of renovations and alteration of the Demised Premises, second, to the payment of any costs and expenses incurred by Landlord, including also making necessary repairs to the Demised Premises or in curing any default on the part of Tenant in any covenant or condition herein made binding upon Tenant, and, last, any remaining rent shall be applied toward the payment of Rent due from Tenant under the terms of this Lease, with interest at the rate of fifteen percent (15%) per annum or at the highest lawful rate under then applicable Maryland laws, whichever is less, and Tenant expressly agrees to pay any deficiency then remaining. Landlord, however, at its option, may refrain from terminating Tenant’s right of possession, and in such case may enforce against Tenant the provisions of this Lease for the full term thereof.

          (D) LEGAL COSTS. In any action or proceeding which the Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action. In any situation in which a dispute is settled other than by action or proceeding, the parties shall pay their respective costs and attorneys’ fees relating thereto. If Landlord is the prevailing party in any action or proceeding against Tenant, then Tenant’s payment of Landlord’s costs and attorneys’ fees relating thereto shall be considered a payment of Additional Rent.

          (E) INTEREST. If a Monetary Default by Tenant occurs under any terms of this Lease, Tenant shall pay Landlord, in addition to the amount so in default and any Late Charges that may be applicable, interest at the rate of fifteen percent (15%) per annum, or the highest lawful rate, whichever is less (the “Default Interest Rate”), from the date the payment was due until the date Landlord receives said payment. If a Non-Monetary Default by Tenant occurs under any provisions of this Lease, Landlord at its sole option and discretion may take the action to cure such Non-Monetary Default (without any obligation to do so) in addition to and without waiving any other remedies, and Tenant will reimburse Landlord promptly on demand for all reasonable costs incurred by Landlord plus interest at the Default Interest Rate from the date Landlord pays for such incurred costs until the date Landlord receives payment from Tenant.

          (F) ACCORD AND SATISFACTION. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to or support or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, to be applied in such amounts and in such order as Landlord may determine at its sole option.

          (G) CONCESSIONS. Any abatements of Rent or other economic incentives (such as moving allowances, the cost of performing Landlord’s Work, brokerage fees, or any other cash payments or allowances) made by Landlord to or on behalf of Tenant in conjunction with this Lease (the “Concessions”) are subject to the condition that during the Initial Term of the Lease, Tenant will faithfully comply with all of the terms and conditions of the Lease. If, after an Event of Default, Landlord terminates the Lease and takes possession of the Demised Premises to mitigate its damages, then Tenant shall reimburse Landlord as Additional Rent for the cost of the Concessions multiplied by a fraction, the numerator of which shall be the number of months remaining in the Initial Term after the Event of Default occurs, and the denominator of which shall be the number of months in the Initial Term of this Lease. Notwithstanding the above, under no circumstances shall Landlord be allowed to recover any damages for Concessions that are included in any other damages awarded to and collected by Landlord pursuant to the provisions of this Lease.

          (H) DEFAULT UNDER OTHER LEASES. It is further understood and agreed that if Tenant is in default or breach beyond any applicable grace or cure periods under any other lease or leases between Tenant as tenant and Landlord or any partnership, joint venture, corporation or other entity or parties affiliated with Landlord in which Landlord’s partners or any of them has an ownership interest, then in any such event such default or breach shall constitute an Event of Default by Tenant under this Lease at the option and exclusive discretion of Landlord, entitling Landlord to exercise any or all rights and remedies provided herein (including without limitation those in Section 12 hereof), in addition to and without limitation of any rights and remedies under such other lease(s).

13.	LANDLORD’S LIABILITY.

          If Landlord shall sell, convey or otherwise transfer or dispose of the Demised Premises and/or the Building in which same is located, and if the purchaser then assumes all obligations of the Landlord under this Lease (including any obligation to return Tenant’s Security Deposit), then the undersigned Landlord shall be deemed to be released of all obligations hereunder, effective from and after the date of such transfer. Landlord’s liability under this Lease shall be limited to its ownership interest in the Building. However, in no event shall any partners in Landlord ever have any personal liability under this Lease, nor may this Lease be enforced against any such partners in Landlord, nor shall Tenant have any recourse to any assets or properties of any partners in Landlord for enforcement of any provisions of this Lease.

14.	TENANT’S SIGNS.

          Tenant shall have the exclusive right (except as provided in Section 15 below), with Landlord’s consent, to install signage on the Building, in compliance with applicable Laws and the covenants restricting same in Seneca Meadows Corporate Center, identifying Tenant as the occupant of the Building. Tenant shall not place any signs or other forms or kinds of advertising in or about the Demised Premises, which may be visible from the exterior thereof, without Landlord’s prior written consent in each instance. Any signs installed by Tenant shall be installed at its own expense and in compliance with all applicable laws, and shall be removed by Tenant by the expiration or termination hereof, with all damage to Landlord’s property repaired by and at the expense of Tenant. Landlord shall install, at its own expense, monument signs along Goldenrod Lane identifying the tenants in Seneca Meadows Corporate Center, all as permitted by applicable Laws.

15.	LANDLORD’S SIGNS.

          Tenant agrees that Landlord and its agents shall have the right to place a “For Lease” sign in the front or exterior of the Demised Premises at all times during the last six (6) months of the term hereof, and a “For Sale” sign at any time, provided said signs do not block the visibility of Tenant’s signs and do not interfere with Tenant’s use of the Demised Premises. Tenant will not disturb or obstruct visibility of any such signs.

16.	ENTRY AND ACCESS.

          (A) Tenant further agrees that the Landlord and/or its representatives, contractors and employees shall have the right at all reasonable times, during business hours and with prior notice of the identity and affiliation of any representatives, contractors, prospective tenants and employees, and if accompanied by an escort of Tenant, if Tenant so desires, and at any time without notice or escort in emergencies, to enter upon the Demised Premises to inspect the same or make engineering surveys, exploratory excavations, repairs, alterations and additions, and to perform any work required of Landlord under this Lease or which Landlord deems necessary for the safety or preservation of the Demised Premises or of the Building, including also any work required of Tenant in respect of which Tenant is in an Event of Default. Tenant also agrees to permit Landlord and/or its agents to show the Demised Premises to prospective tenants at all reasonable times after prior notice and accompanied by an escort of Tenant during the last six (6) months of the term hereof and any time after Tenant has given Landlord notice of termination of this Lease under any provision hereof entitling Tenant to do so, or if Tenant is in an Event of Default or subject to any Events of Bankruptcy. During any of the foregoing entries into the Demised Premises, Landlord agrees to exercise commercially reasonable efforts to minimize any disruption to Tenant’s business.

          (B) If Tenant shall have vacated and abandoned the Demised Premises, then the Landlord and/or its representatives, contractors and employees shall have the right to enter the Demised Premises, by force or otherwise if necessary and without being liable therefor, and without in any manner affecting Tenant’s obligations under the Lease. The exercise of such reserved right by Landlord shall not be deemed a disturbance of Tenant’s right of Quiet Possession under the Lease, shall not affect Tenant’s obligation to pay Rent under the terms of the Lease, shall not be deemed to constitute actual or constructive eviction, and shall not subject Landlord to any liability to Tenant therefor.

     17. EMINENT DOMAIN.

          Tenant agrees that if the said Demised Premises, or any part thereof, shall be taken, condemned or acquired for public or quasi-public use or purpose by any competent authority, whether by condemnation proceedings, lease or purchase, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation, lease or purchase; it being agreed that the full amount of such award, or other proceeds, if any, made or paid by the taking authority shall be paid to and retained by Landlord free of any claim by Tenant to any portion thereof; and all right of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Should all or a substantial part of the Demised Premises be so taken or acquired, the term of this Lease shall cease and terminate from the date of the taking, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or for any other matters. All Rent and other sums payable by Tenant hereunder shall be adjusted and paid by Tenant to the date on which Tenant is required, by said taking authority, to surrender possession of said Demised Premises. However, if the portion of the Demised Premises so taken or acquired does not render the Demised Premises unusable for the purposes herein permitted, then this Lease shall not terminate, but shall continue in effect with the Rent reduced in proportion to the area of the Demised Premises so taken or acquired. Notwithstanding the foregoing provisions of this Section 17, Tenant shall have the right at its own expense, and in a separate action from Landlord’s condemnation proceedings, to pursue against the condemning authority claims for Tenant’s leasehold improvements which exceed the value of the Tenant Improvement Allowance, relocation expenses and other losses (excluding loss of the leasehold) necessitated by such taking of the Demised Premises, provided that no such claim of or award to Tenant shall reduce, delay, interfere with or otherwise in any manner adversely affect any claims of or award to Landlord for taking of Landlord’s interest in the Demised Premises, this Lease, the Building, the Land appurtenant thereto or any other claims to which Landlord is entitled.

     18. CONSENT.

          Whenever the consent or approval of the Landlord or Tenant is required under this Lease, such consent will not be unreasonably withheld, conditioned or delayed, except as otherwise herein provided for exclusive discretion given to Landlord. The party giving its consent, or the reasons for not giving consent, shall respond in writing to the other party’s request for consent within ten (10) business days of its receipt of such request (but, except as expressly provided herein, shall not be deemed to grant such consent nor to waive any rights by failing to respond within said period).

     19. TENANT’S PROPERTY.

          The Tenant further covenants and agrees that all personal property in and upon the Demised Premises shall be and remain there at Tenant’s sole risk, and the Landlord and its partners, agents and employees (collectively, “Landlord Parties”) shall not be liable for any damage to or loss of any personal property arising from any acts or negligence of any other persons, nor from the leaking of the roof, nor from the bursting, leaking or overflowing of water, sewer or steam pipes, nor from heating or plumbing fixtures, nor from the handling of electric wires or fixtures, nor from any other cause whatsoever (unless and only to the extent caused by the negligence or willful misconduct of the Landlord or any Landlord Parties), nor shall the Landlord or any Landlord Parties be liable for any injury to the person of the Tenant or other persons in or about the Demised Premises, (unless and only to the extent caused solely by the negligence or willful misconduct of the respective Landlord Parties); the Tenant expressly agreeing to save the Landlord harmless in all such cases and to carry public liability insurance in a company as provided in Section 6 hereof. Tenant covenants and agrees that it will not operate any machinery in the Demised Premises which may cause unreasonable vibration or damage to the Demised Premises or unreasonably disturb or annoy other tenants in neighboring buildings, nor to use a loud speaker or any other device nor conduct any activity in or at the Demised Premises which can be heard outside the Building. No storage of any kind will be allowed on the exterior of the Building, or on the Common Areas serving the Building.

     20. SUBORDINATION.

          Tenant further covenants and agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to the lien of any mortgage or deed of trust encumbrance or encumbrances now or at any time hereafter placed upon said Demised Premises by Landlord, and to any and all renewals, modifications, consolidations, recastings, refinancings and replacements thereof (collectively or separately the “Financing”). It is the intention of the parties that this provision be self-operating and that no further instrument shall be required to effect such subordination. The Tenant, however, does hereby agree to execute and deliver to Landlord or its mortgagees within ten (10) business days after each request any and all reasonable instruments necessary to effect such subordination which the Landlord or its mortgagees may request or require. Notwithstanding the subordination of this Lease as aforesaid, any present or future mortgagee or beneficiary under any mortgage or deed of trust covering such Financing at its option may require that this Lease shall be senior in lien to such mortgage or deed of trust, and that this Lease shall not terminate in the event of foreclosure of any such mortgage or deed of trust. Tenant covenants and agrees in the event of foreclosure of any such mortgage or deed of trust, within ten (10) business days after request of the purchaser or mortgagee, to attorn to the purchaser upon such foreclosure sale and to recognize such purchaser as the landlord under this Lease (provided such purchaser or mortgagee expressly recognizes Tenant’s occupancy and assumes Landlord’s obligations to Tenant hereunder), and Tenant agrees to execute and deliver at any time, within ten (10) business days after request of Landlord or of any such mortgagee any instrument which may be necessary in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure. However, provided Tenant is not in an Event of Default hereunder nor subject to any one (1) or more Events of Bankruptcy, Landlord agrees to arrange for Landlord’s mortgagee to join with Tenant (and with Landlord if the mortgagee so requires) in executing a non-disturbance, subordination and attornment agreement in form and content satisfactory to the mortgagee, whereby such subordination of this Lease to Landlord’s deeds of trust is confirmed but the mortgagee agrees that this Lease and Tenant’s rights hereunder will not be terminated by a foreclosure by such mortgagee so long as Tenant is not in an Event of Default under this Lease, and whereby Tenant grants the attornment mentioned above. However, neither the refusal of any mortgagee to join in any such agreement nor Landlord’s inability to cause same to be done shall in any respect affect this Lease or Landlord’s rights or Tenant’s obligations hereunder. Any mortgagee or foreclosure purchaser or their successors in interest shall not (a) be bound by any prepayment of Rent or other sums more than thirty (30) days in advance paid by Tenant to any prior landlord (including Landlord), nor (b) be bound by any amendment to this Lease or by any waiver or forbearance by any prior landlord (including Landlord) made without prior written consent of such mortgagee, nor (c) be liable for any act, omission or default of any prior landlord (including Landlord), nor (d) be subject to any offsets or defenses Tenant may have against any prior landlord (including Landlord), nor (e) be accountable hereunder for a Security Deposit posted by Tenant hereunder (except to the extent received by such mortgagee or foreclosure purchaser, as the case may be). Any mortgagee of Landlord shall be discharged of all obligations hereunder which may have arisen from its becoming a mortgagee in possession, and landlord, or otherwise after such mortgagee disposes of its interest in the Demised Premises.

21.	FIRE INSURANCE.

          Tenant will not carry on any activity in the Demised Premises, or do or permit anything to be done therein, which is contrary to any law, ordinance, order or regulation of the federal, state, county or municipal government, or of any board, agency or department thereof; and Tenant shall not permit nor do anything which would increase the Basic Rate (as defined below) of the Landlord’s fire insurance on the Building as established by the appropriate agency having jurisdiction. For purposes of definition herein, the “Basic Rate” shall be such rate as published by the said appropriate agency, exclusive, however, of any excess or surcharges appended thereon by virtue of or directly attributable to so-called faults of management. If Tenant’s use or occupancy of or business at the Demised Premises causes an increase in the final rate of Landlord’s insurance on the Building or the Demised Premises over and above the Basic Rate for construction of this type occupied for the purposes permitted hereunder, then Tenant, upon written notice from Landlord, shall promptly take all necessary steps to eliminate the excess charge attributable to such faults of management. Should Tenant refuse or fail to take such action as may be necessary to eliminate the cause for said excess charges, Tenant shall pay to Landlord, as Additional Rent within thirty (30) days after written notice, that portion of the aforesaid fire and extended coverage insurance premium caused by such excess charge on all outstanding insurance carried on the Demised Premises and/or the Building of which same are a part.

22.	PARKING AREAS.

          (A) Landlord shall provide free, on-site surface parking for the use in common of all tenants in the Building at the rate of approximately THREE AND ONE-HALF (3.50) parking spaces per 1,000 square feet of rentable area in the Building. Landlord, at Tenant’s request, shall provide up to twelve (12) reserved spaces at the main entrance to the Demised Premises for Tenant’s visitors and designees.

          (B) Tenant further agrees to keep the parking area in front of the Demised Premises (between the Building line and public property) clean and free of Tenant’s and its invitees’ merchandise, property and equipment, at its own expense. In the event that Tenant shall fail to abide by the foregoing provisions of this Lease, and it becomes necessary for Landlord to perform same, Tenant agrees, after written notice from Landlord and an opportunity to cure, to reimburse the Landlord for such reasonable expenses and costs occasioned by the Tenant’s neglect.

23.	PLATE GLASS.

          Tenant agrees, at its own expense, to replace all plate glass doors, windows and partitions of the Demised Premises with glass of like kind and quality if such glass is cracked, broken or otherwise damaged by causes other than those insured against and covered by the insurance policies carried on the Building (as referenced in Paragraph 8(B)).

24.	NOTICES.

          All notices, demands or requests to be given under this Lease must be in writing, and sent via certified or registered U.S. First Class Mail, return receipt requested, postage prepaid, or by courier service, addressed if to Landlord at 9108 Gaither Road, Gaithersburg, Maryland, 20877, and if to Tenant at the Demised Premises, or to such other address as either party itself may from time to time designate to the other by like notice given at least ten (10) days before the date such address change is effective. All such notices shall be deemed properly given if given as aforesaid and deposited in a United States post office or mail box. The date of giving such notices shall be deemed to be the second business day after the date of deposit thereof as aforesaid as concerns mailed notices, or the date of receipt by the addressee or attempted delivery to the address in the case of notices sent by courier.

25.	TENANT ESTOPPEL CERTIFICATES; LANDLORD CURE RIGHTS; TENANT CURE RIGHTS.

          (A) TENANT ESTOPPEL CERTIFICATES. Tenant shall, without charge therefor, at any time and from time to time, within ten (10) business days after request from

Landlord (but in no event more than two (2) times in any calendar year), execute, acknowledge and deliver to Landlord a written estoppel certificate (in form and contents reasonably requested by Landlord), certifying, to the best of Tenant’s actual knowledge, to Landlord and/or any mortgagee, assignee of a mortgagee, any master landlord or any purchaser of the Building or Demised Premises, or any other party designated by Landlord, as of the date of such estoppel certificate, as to all or such of the following matters as reasonably requested by Landlord, to the extent such matters then are the case (and if not, then stating all details to the contrary thereof), namely: (a) that Tenant has accepted and is occupying the Demised Premises covered by this Lease; (b) that the Demised Premises have been completed as required by the terms of this Lease; (c) that the Lease is in full force and effect, and that no known Events of Default now exist thereunder; (d) that this Lease constitutes the entire agreement between Landlord and Tenant and has not been modified; (e) that the Lease Rents are now being paid on a current basis, and the date to which any Rent has been paid in advance; (f) that Landlord has fulfilled all of its duties of an inducement nature, and neither Landlord nor Tenant is in an Event of Default under the Lease; (g) that in the event the Tenant receives written notice from Landlord’s mortgagee stating that a default has occurred under its deed of trust loan, and that the mortgagee requires payment of rent to it, then the Tenant will thereafter remit all Rent payments as directed and to the address set forth in such written notice; (h) that there are no off-sets or credits against Rents, and Rents have not been prepaid more than thirty (30) days in advance; (i) that Tenant has received no notice of a prior assignment, or pledge of Rents, under this Lease; (j) details of any matters of which Tenant has knowledge or which Tenant claims, which are contrary to the statements contained in clauses (a) through (f) inclusive, (h) and (i) of this Paragraph; (k) the commencement and expiration dates of the then operative term hereof, and of any then exercised renewal terms; (l) such other matters concerning this Lease, the parties hereto and/or the Demised Premises as Landlord may reasonably request; and (m) that Tenant understands such Estoppel Certificate is being relied on by the mortgage lender or purchaser requesting same as an inducement to its loan or purchase.

          (B) LANDLORD CURE RIGHTS. Landlord shall not be deemed to be in default under any of its obligations under this Lease unless (a) Tenant has given to Landlord (and to each of Landlord’s mortgagees of whom Tenant has been given written notice of such mortgagee’s name and address) written notice of such Landlord default, and (b) such default of Landlord has not been cured by Landlord or its mortgagee within thirty (30) days after their receipt of such notice or within such additional time as may reasonably be necessary to cure same if Landlord or its mortgagee acts with commercially reasonable diligence to cure same (provided, that such mortgagee shall have such additional time to cure same as may be necessary to enable it to exercise any rights under its deed of trust and other loan documents, including foreclosure and acquisition of control and/or possession of the Demised Premises and Building). The cure periods aforesaid afforded Landlord and its mortgagees shall be further extended by all delays in such cure actions caused by fire or other casualty, strikes, lockouts or other labor troubles, shortages of equipment, materials or utilities, power outages, acts of God or the public enemy, vandalism, governmental requirements, action or inaction or other causes not reasonably within their control. Tenant shall not be entitled to exercise any legal, equitable or other remedies for any default of Landlord unless same remains uncured beyond the grace period after receipt of written notice as aforesaid. Landlord shall not be deemed in default under this Lease, if Landlord or its mortgagee(s) cure(s) such default within the applicable grace period after notice as aforesaid. Tenant’s rights and remedies with respect to any default of Landlord hereunder shall be subject to the terms and provisions of this Lease, and in no event shall include any right of Tenant to self-help or to perform any work on behalf of Landlord (except as specifically provided herein), nor any right of Tenant to withhold or to any abatement or setoff with respect to any Rent or other sums payable by Tenant under this Lease, nor any right to terminate this Lease.

          (C) TENANT CURE RIGHTS. Notwithstanding the foregoing, if Landlord shall fail to perform any of its covenants or agreements contained in this Lease which materially and adversely affect Tenant’s occupation and use of the Premises, and Landlord shall fail to commence to cure (and diligently prosecute) such default within ten (10) days after receipt of written notice of default from Tenant (in which notice Tenant shall specify in detail the nature and extent of the alleged default, and the proposed means by which to cure same), Tenant may, in addition to all other remedies now or hereafter afforded or provided by law, perform such covenant or agreement on behalf of Landlord in accordance with all applicable Laws, or otherwise cure any such default, and any reasonable and necessary amount which Tenant shall advance pursuant thereto shall be repaid by Landlord to Tenant within thirty (30) days after written demand therefor.

26.	MORTGAGEE REVISIONS.

          If requested by Landlord’s mortgage lender, Tenant agrees to join with Landlord in executing such amendments to this Lease as such lender may require, provided same do not increase the rentals or other amounts payable by Tenant hereunder, nor materially alter Tenant’s rights and/or obligations or Landlord’s rights and/or obligations under this Lease.

27.	QUIET POSSESSION.

          Landlord covenants and agrees with Tenant that, provided no Event of Default then exists hereunder, Tenant shall during the term of this Lease have quiet possession of the Demised Premises (subject, however, to all terms, conditions and provisions of this Lease), without interference by Landlord.

28.	MISCELLANEOUS GENERAL PROVISIONS.

          (A) JOINT AND SEVERAL. In case two (2) or more persons or parties shall constitute the Tenant hereunder, the covenants, obligations and agreements herein made binding upon the Tenant shall be the joint and several obligations of all such persons and parties.

          (B) ENTIRE AGREEMENT. This Lease, including the exhibits referenced herein and annexed hereto, constitutes the entire agreement of the parties in respect of the Demised Premises thereby leased, and there are no oral agreements between the parties. This Lease cannot be modified or amended, except by written instrument executed by Landlord and Tenant.

          (C) WAIVER OF JURY TRIAL. The Tenant and Landlord waive all right to trial by jury in any proceeding which may be instituted by one party against the other party in respect of the Demised Premises or this Lease.

          (D) SEVERABILITY. If any provision of this Lease shall at any time be finally adjudicated to be invalid or illegal by any court of competent jurisdiction, this Lease shall not be invalidated thereby; and in such event this Lease shall be read and construed as if such invalid or illegal provision had not been contained herein, but only to the extent same is so adjudicated to be invalid or illegal.

          (E) HEADINGS. The paragraph captions hereof are for convenience of reference only and shall not limit or affect the provisions hereof.

          (F)  MINIMUM TEMPERATURE. Tenant at its own expense agrees to maintain the temperature level in the Demised Premises at a level sufficient to prevent freezing of or damage to any water or sprinkler pipes or lines in or serving the Demised Premises.

          (G) BUSINESS DAYS. For purposes hereof, the phrase “business days” shall mean Mondays through and including Fridays, excluding holidays on which federal government and Maryland State government offices are closed.

          (H) AUTHORITY OF PARTIES. Landlord and Tenant represent to each other that each is duly organized, validly existing and in good standing under the laws of their respective states of formation, and that each of the individuals signing this Lease on behalf of Landlord and Tenant have the full right, power, capacity and authority to execute and deliver this Lease as a binding and valid obligation of the Landlord and Tenant as the case may be hereunder.

          (I) APPLICABLE LAW. This Lease shall be construed under the laws of the State of Maryland, without regard to choice of law or conflict of laws principle.

          (J) INTERPRETATION. The parties confirm they have been represented by their own counsel in the negotiation and preparation of this Lease, and no provision of this Lease shall be construed against Landlord based on any rules of construction which assume that Landlord has prepared this Lease or that same should be construed against the party preparing same.

          (K) LANDLORD APPROVAL. All powers of approval given to Landlord under this Lease, and exercise thereof, are solely for its benefit and do not constitute any representation or warranty from Landlord.

          (L) DRAFT NOT BINDING. Submission of this Lease in any number of drafts unexecuted by Landlord and Tenant shall not constitute a reservation of or option for lease, nor shall any negotiations between Landlord and Tenant constitute a legally binding obligation of Landlord and Tenant of any kind; it being agreed that this Lease shall only be binding upon Landlord and Tenant when fully executed by Landlord and Tenant with a counterpart fully executed original hereof received by each of said parties.

          (M) BINDING EFFECT. The provisions of this Lease shall bind, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and (subject to Section 7 hereof) assigns.

          (N) GENDERS; PRONOUNS. Wherever required in the context, the singular number shall include the plural number, the plural number shall include the singular number, and the use of any gender shall be deemed to include all genders. It is understood and agreed that the relationship between Landlord and Tenant created by this Lease is that of landlord and tenant only and no other and they shall not be deemed partners or agents of the other party hereto.

     29. RENEWAL OPTION.

          (A) OPTIONS. Provided that no Event of Default of Tenant exists under this Lease at the time of exercise of any of these renewal options, or at time of commencement of any of the renewal terms, the Tenant shall have the right and option to renew and extend the term of this Lease for two (2) additional, consecutive periods of FIVE (5) years each (each a “Renewal Term”), commencing therefor at 12:01 a.m. on the day immediately following the expiration date of the Initial Term or of the immediately expired prior Renewal Term, as the case may be. Each such renewal option may be exercised only by written notice from Tenant to Landlord given at least two hundred seventy (270) days prior to the expiration of the then current term hereof. Such renewal shall be upon the same terms and conditions of this Lease, except that Tenant shall be limited to said two Renewal Terms, and Landlord shall not be obligated to perform any work described in Paragraph 2(B) hereof or any other work for the Demised Premises during or with respect to the Renewal Terms. If Tenant fails to exercise the first renewal option provided herein, then both renewal options shall automatically be null and void. These renewal options shall not be assignable by Tenant without Landlord’s prior written consent in each case (except as provided in Section 7 above). The renewal options shall apply only with respect to all space leased by Tenant under this Lease.

          (B) RENEWAL RENT. Basic Annual Rental during the Renewal Terms shall be at NINETY-FIVE PERCENT (95%) of the prevailing rate (including also annual increases, other additional charges, and market concessions) as reasonably determined by Landlord and Tenant for other similar space in the Germantown and Gaithersburg sub-markets (the “Renewal Rental”). Notwithstanding the foregoing, the Renewal Rental payable by Tenant for the first lease year of the first Renewal Term shall not be less than the Basic Annual Rental payable by Tenant during the seventh (7th) Lease Year of the Initial Term. The Renewal Rental payable by Tenant for the first Lease Year of the second Renewal Term shall not be less than the Basic Annual Rental payable by Tenant for the third (3rd) Lease Year of the first Renewal Term. If the rent floor described above is applicable to the First Renewal Term, Landlord shall provide to Tenant a refurbishment allowance equal to Seven Dollars ($7.00) per square foot of rentable space in the Demised Premises. No refurbishment allowance shall be provided by Landlord to Tenant if the rent floor is applicable to the second Renewal Term. Furthermore, the Basic Annual Rental payable by Tenant during the first Lease Year of each Renewal Term shall be subject to escalation, commencing with the second and each succeeding Lease Year during the applicable Renewal Term, at the prevailing rate in the above-specified sub-markets, which rate shall not be less than two percent (2%) per year. Landlord shall notify Tenant as to the Renewal

Rental within ten (10) business days after request by Tenant for such information, which request shall be made by Tenant not earlier than three hundred (300) days before the end of the then current Term. Basic Annual Rental shall be payable during the Renewal Terms in the manner as prescribed in this Lease. In addition to the Renewal Rental, Tenant shall pay to Landlord, at the times indicated herein, the Additional Rent and other sums required to be paid by Tenant pursuant to the terms of this Lease.

     30. REMOVAL BY TENANT.

          By the expiration of the Initial Term (or any duly exercised renewal term, as the case may be), or any termination of this Lease, Tenant shall have removed from the Demised Premises all of Tenant’s and its assignees’ and subtenants’ merchandise, furniture and other personal property (excluding any items which belong to Landlord or which are not to be removed by Tenant, as elsewhere provided), and Tenant at its own expense will promptly repair any damage done to the Demised Premises or the Building of which same are a part by installation or use thereof or by any such removal, reasonable wear and tear and damage by casualty and condemnation excepted. Any of Tenant’s property not removed by the expiration or termination of this Lease shall, at Landlord’s option, be deemed abandoned and may be retained, disposed of or otherwise dealt with by Landlord as it deems fit (and all at the risk, cost and expense of Tenant).

     31. LIEN ON TENANT’S PROPERTY.

          Landlord’s lien for Rent upon all of the goods, wares, chattels, fixtures, furniture and other personal property of Tenant which may be in or upon the Demised Premises during the term of this Lease or any renewal, extension or holdover term shall be subordinated to the rights of a lender who acquires a security interest in the property of the Tenant in accordance with the Landlord’s Consent & Waiver, the form of which is attached hereto as Exhibit “E” and made a part hereof. However, Landlord will at all times retain ownership of and all rights to the leasehold improvements without subordination to a Tenant lender. Notwithstanding anything to the contrary contained herein, Landlord agrees that the following personal property of Tenant is expressly exempt from Landlord’s lien as set forth in this Section 31, and that at no time shall Landlord have any claim or rights with respect thereto: all scientific instrumentation designed, modified or adapted by Tenant, computers, routers, storage devices and servers used in Tenant’s business and research, all data generated by or created for Tenant, all software developed or adapted by or for Tenant, all databases to which Tenant has contributed data or had data contributed on its behalf, all biological samples held by Tenant, all intellectual property related to any of the foregoing (whether or not patented or patentable) together with all patent rights and other intellectual property rights therein and any other such proprietary thing as may pertain to Tenant’s business, research, design, development activities or its collaborators, clients or Tenant affiliates.

     32. BROKERAGE.

          Landlord and Tenant recognize Scheer Partners Inc. and Manekin, LLC (the “Brokers”) as the sole real estate brokers in connection with this Lease. Landlord agrees to pay

Brokers a leasing commission for procuring this Lease pursuant to a separate written commission agreement executed by Landlord and Brokers. Tenant and Landlord represent and warrant that it has not engaged or dealt with any other real estate broker or agent in connection with this Lease other than the Brokers. Tenant and Landlord agree to indemnify, defend and hold each other harmless from any commission or other related claims, including court costs and reasonable attorneys’ fees, which Landlord may suffer, incur or be made a party to as a result of any misrepresentation by Tenant regarding other brokers used in connection with this Lease.

     33. RULES AND REGULATIONS.

          Tenant and its Permittees shall at all times abide by the Rules and Regulations attached hereto as Exhibit “B” and made a part hereof. In addition, Tenant and its Permittees shall abide by such other reasonable rules and regulations for the operation and maintenance of the Building as may be promulgated from time to time by Landlord to all tenants in the Building, with a copy sent to Tenant not less than thirty (30) days prior to the effective date of any such amendments, provided, however, that the same are necessary in Landlord’s reasonable judgment for the general well being, safety, care and/or for the cleanliness of the Building or its appurtenances, and that the same apply to all tenants of office, laboratory or warehouse space in the Building similar to the Demised Premises. Landlord shall enforce such Rules and Regulations against all tenants in a fair and equitable manner. Landlord shall not be liable to Tenant for violations of the same by any other tenant or its Permittees. Landlord will use reasonable efforts to cause other tenants in the Building to cease having any excessive noise or noxious fumes emanating outside their space which unreasonably disturb Tenant, but Landlord will not be liable therefor nor shall this Lease be affected thereby. If there is any inconsistency between this Lease and said Rules and Regulations, this Lease shall govern.

     34. ENVIRONMENTAL HAZARDS.

          (A) In the conduct of its business at the Demised Premises, Tenant covenants and agrees at its own expense to comply with all Environmental Laws (as hereinafter defined) applicable to the Demised Premises, and not to store, use, or dispose of any Hazardous Substances (as hereinafter defined) in, at or about the Demised Premises in a manner which violates any Environmental Laws or endangers human health or habitation or damages the Building or subjects Landlord to any expense or liability or violates this Section 34, and not to cause, permit or suffer any “Release” (as that term is defined or used in any Environmental Law) of any Hazardous Substances from the Demised Premises or onto or into the soil, groundwater or air or any water, sewer or other drains or storm water management facilities at or near the Demised Premises. The phrases “Environmental Laws” and “Hazardous Substances”, as used herein, are defined, as follows:

               (i) The term “Environmental Laws” means and includes, without limitation, any federal, state, county or local law, statute, regulation or ordinance pertaining to health, industrial hygiene, pollution, or environmental or ecological conditions including without limitation each of the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S. Code Sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), 42 U.S.C. Sections

6901 et seq.; the Toxic Substance Control Act, as amended, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. Sections 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq.; the Federal Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.; and the rules, regulations and ordinances of the U.S. Environmental Protection Agency and of all other agencies, boards, commissions and other governmental bodies and officers having jurisdiction over the Demised Premises or the use or operation thereof. The phrase “U.S.C.” as used herein refers to the United States Code.

               (ii) The term “Hazardous Substance”, as used herein, means and includes, without limitation: (1) Those substances included within the definitions of “hazardous substances,” “hazardous materials”, “toxic substances” or “solid waste” in any Environmental Laws; (2) Those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto); (3) Those other substances, materials and wastes which are or become regulated under any applicable federal, state, county or local law, regulation of or ordinance or by any federal, state, county or local governmental agency, board, commission or other governmental body, or which are or become classified as hazardous or toxic by any such law, regulation, or ordinance; and (4) Any material, waste or substance which is any of the following: (a) asbestos; (b) polychlorinated biphenyls (PCB’s); (c) designated or listed as a “hazardous substance” pursuant to Sections 311 or Sections 307 of the Clean Water Act (33 U.S.C. Sections 1251 et seq.); (d) explosive; (e) radioactive; (f) carcinogenic, or (g) chlorofluorocarbons (CFC’s).

          (B) Tenant shall defend, indemnify and hold Landlord and its partners and agents and its and their successors and assigns harmless from and against any and all loss, damage, costs, expense and liability (including, without limitation, reasonable attorneys’ fees and court costs) directly or indirectly arising out of or attributable to the installation, use, generation, manufacture, production, storage, Release or threatened Release, discharge, disposal or presence of a Hazardous Substance, on, under or about the Demised Premises or in any drains or utility lines thereof or of the Building or Land or any lands owned by Landlord or its affiliates by Tenant or any Tenant Permittees, or arising out of the violation by Tenant or any Tenant Permittees of any Environmental Law applicable to the Demised Premises, including without limitation: (i) all bodily injury and property damage; (ii) the costs of any required or necessary repair, cleanup, abatement, removal, disposal, detoxification and other remedial measures; and (iii) the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the termination or expiration of this Lease for the applicable periods of statutes of limitation.

          (C) LANDLORD’S REPRESENTATION. Landlord represents and warrants that to the best of Landlord’s actual knowledge, there are no Hazardous Substances located in, on or under the Building or the Land and Landlord has received no notices concerning violation of any laws relating to Hazardous Substances with respect to the Building or the Land. If Hazardous Substances are discovered in the Building or on the Land after the Commencement Date and were not caused or permitted by Tenant or its Permittees, Landlord will be responsible for the costs and expenses associated with regulatory requirements to eliminate any violations of law resulting from such presence and Landlord shall indemnify and hold Tenant and Tenant’s employees, assignees, agents and invitees, harmless from any and all claims, costs, liabilities or expenses associated with such Hazardous Substances.

     35. ROOF & SITE RIGHTS.

          Tenant shall have the right to install, free of charge, at Tenant’s sole cost, risk and expense, reasonable amounts of mechanical or other equipment (the “Tenant Equipment”) on the roof of the Building and/or on portions of the Land, in an amount and of a type determined by Tenant, subject to Tenant’s compliance with the all applicable Laws, the Covenants, Conditions and Restrictions in Seneca Meadows Corporate Center, and subject further to Landlord’s prior written approval of location, placement, plans and specifications for the Tenant’s Equipment and type and placement of all cabling and wiring ancillary thereto, all of which Landlord approvals shall not be unreasonably withheld, conditioned or delayed. Landlord makes no representation concerning the suitability of the rooftop or the Land as a location for the Tenant’s Equipment, and Landlord’s approval of Tenant’s plans and specifications shall in no event be construed as constituting such a representation. Tenant shall be responsible, at its own expense, for obtaining and maintaining in full force and effect all approvals, permits and licenses required by any federal, state or local government for installation and operation of the Tenant’s Equipment and for paying all fees attendant thereto and for complying with all other Laws relating to the Tenant’s Equipment. If the Tenant’s Equipment is installed, Tenant shall have sole responsibility for the maintenance, repair and replacement thereof and of all cabling and wiring ancillary thereto and for the removal thereof on or before termination of this Lease. Tenant shall coordinate with Landlord’s property manager concerning any penetration of the roof or the exterior facade of the Building, and shall in no event take any action that will void any then-existing roof warranty. All repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Tenant’s Equipment shall be performed promptly by Tenant at its sole expense, and Tenant, at its sole expense, shall repair any damage to the Building caused by the installation or removal of the Tenant’s Equipment and related cabling and wiring. In the event Tenant fails to remove the Tenant’s Equipment on or before the expiration of the Term, Landlord may remove and dispose of such Tenant’s Equipment at Tenant’s risk and expense, and Tenant shall pay to Landlord upon request the entire reasonable cost thereof. Tenant’s Equipment shall not interfere with the structure of the Building, any of the building systems, or, at any time that Tenant is not the sole tenant of the Building, the equipment (including airwaves reception and other equipment) of any other tenant in the Building who shall have similar rights to their own equipment and shall have exercised those rights prior to the exercise thereof by Tenant hereunder. Any such similar rights granted to any other tenant shall similarly restrict such other tenant’s equipment from interfering with Tenant’s Equipment, and Landlord shall enforce all such restrictions. If Tenant ceases at any time to be the sole Tenant of the Building, Tenant shall be responsible for and promptly shall correct and pay for any damage to or interference with the operation of the Tenant’s Equipment by any third party. Landlord shall have the right to require Tenant to relocate the Tenant’s Equipment at Landlord’s cost to another suitable location on the rooftop reasonably acceptable to Tenant, provided such relocation can be done at a time and in a manner that only minimally and temporarily interferes with Tenant’s use of the Tenant’s Equipment.

With respect to Tenant’s Equipment, it is further agreed that: (a) no such equipment shall emit or produce any radiation, sound or light waves or other features including vibration, that is in violation of any Laws, nor involve or include Hazardous Materials in violation of any Laws or of Tenant’s obligations pursuant to Sections 6 and 21 hereof, (b) Tenant will provide Landlord, upon request, copies of all permits for said equipment, (c) all installation thereof shall be done in compliance with the terms of this Lease, (d) all such equipment shall conform to the plans for same approved by Landlord and the permit authority, and (e) all of Tenant’s rights under this Section 35 shall cease upon the expiration of the Term. Tenant shall not assign or sublet its rights under this Section 35 separate from an assignment or sublease of this Lease.

          IN WITNESS WHEREOF, the Landlord has caused this instrument to be executed by its undersigned Agent, and the Tenant has caused this instrument to be signed, and to be witnessed or attested on its behalf by its undersigned authorized officer(s), all done on the date first hereinabove written.

LANDLORD:

WESTPHALIA CENTER II LIMITED PARTNERSHIP

WITNESS:

	By:	(SEAL)

(SIGNATURE)	Paul N. Chod, General Partner

TENANT:

WITNESS/ATTEST:	LARGE SCALE PROTEOMICS CORPORATION

	By:	(SEAL)

(PRINT NAME AND TITLE)	(PRINT NAME AND TITLE)

EXHIBIT “A”

LAND

Lot 5, Block B

Seneca Meadows Corporate Center

Clarksburg (2nd) Election District

Montgomery County, Maryland

Plat Book 194

Plat No. 21147

The approved Site Plan for Lot 5 is attached separately.

EXHIBIT “B”

RULES AND REGULATIONS

     Reference is made to a certain Agreement of Lease dated July 26, 2000 attached hereto (the “Lease”) to which these Rules and Regulations are attached. Definition of terms are set forth in the Lease.

     The following Rules and Regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these Rules and Regulations is necessary to promote the end that each and every tenant will enjoy a safe and undisturbed occupancy in the Building in accordance with the Lease. Any continuing violation of these Rules and Regulations by Tenant beyond any grace period provided for in the Lease, after notice from Landlord, shall be an Event of Default under the Lease.

     Landlord may at its exclusive discretion, upon request by any tenant, waive the compliance by such tenant with any of these Rules and Regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant’s failure to comply with any such rule or regulation.

     B-1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls and other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors and other common or public portions or facilities of the Building.

     B-2. No awning or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner approved by Landlord.

     B-3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building.

     B-4. The toilets, urinals, lavatories, drinking fountains, janitor sinks and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the damage.

     B-5. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Premises, other than ordinary office decorations except as otherwise provided in the Lease. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof in writing by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

     B-6. No animals, birds or pets of any kind shall be brought into or kept in or about the Premises, or permitted by the Tenant on the Premises. Tenant shall not cause or permit any offensive odors, vapors, or other substances to be produced upon or to emanate from the Premises.

     B-7. The use of the Premises by the Tenant as stated in the Lease was approved by Landlord prior to execution of the Lease and such use may not be changed without the prior written approval of Landlord.

     B-8. Tenant shall not make any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, music, dancing, singing, or in any other way. Tenant shall not throw anything out of the doors or windows or down the corridors or stairs.

     B-9. No flammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises unless in quantities and stored in a manner complying with all applicable fire codes and other laws and regulations.

     B-10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by the Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the express written consent of Landlord which consent will not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to install a personal security system in accordance with the terms of the Lease. Tenant shall, upon the termination of his tenancy, return to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable cost for the loss thereof. Tenant’s key system shall be separate from that for the rest of the Building.

     B-11. Tenant shall prohibit its employees and visitors from leaving trucks and other vehicles parked with their motors running adjacent to the Building.

     B-12. All deliveries to, or shipments from, or service to, the Demised Premises done by Tenant, its agents and contractors shall be conducted in such fashion and at such times as will not unreasonably interfere with or obstruct the orderly flow of pedestrian traffic into and out of the Building.

     B-13. The Premises shall not, at any time, be used for lodging or sleeping or for any illegal purpose.

     B-14. Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of Tenant will be attended to only upon application to Landlord or its management agent, and any such special requirements shall be billed to Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

     B-15. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

     B-16. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant’s to the Building.

     B-17. Mats, trash or other objects shall not be placed in the public corridors or stairways.

     B-18. Drapes and blinds installed by Landlord for the use of Tenant, or curtains installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant’s own expense.

     B-19. All notice and other machines shall be installed upon proper insulation or pads, to prevent vibration from such machines damaging the Building.

     B-20. Tenant shall, at Tenant’s expense, subscribe to a pest control service for its Premises as necessary.

     B-21. Tenant will not install any vending or coin operating machines without Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed, and if such vending machines are installed, proper ventilation shall be provided by Tenant.

     B-22. Tenant may not store any equipment, furniture or boxes outside of the Building, except as approved in writing by Landlord.

     B-23. In the event of any conflict between the provisions of these Rules and Regulations and the Lease, the provisions of the Lease shall control.

     B-24. No bicycles, motorcycles, motor scooters or other vehicles of any kind shall be brought into, stored, operated or parked anywhere within the Building or Demised Premises, or parked in front of or adjacent to or leaned against the Building, and instead shall be parked in areas designated by Landlord.

Initials of:

Landlord

Tenant

EXHIBIT “C”

BUILDING SHELL

The Building Shell for Building #7 in Phase II of Seneca Meadows Corporate Center shall substantially include the improvements shown and described in the construction plans and specifications prepared for Landlord by the following consultants:

CIVIL ENGINEER:	Rodgers & Associates
9260 Gaither Road
Gaithersburg, Maryland 20877
Telephone: (301) 948-4700, Fax: (301) 948-6256
Contact: Kim McCary

C-1	Final Site Plan
C-2	Site Plan Details
C-3	Sediment Control Plan
C-4	Stormwater Management Plan
C-5	Sediment Control Details & Notes
C-6	Storm Drain Profiles
C-7	Baysaver & Level Spreader Details
C-8	Stormwater Management Wetlands Planting Plan
C-9	On-site Water & Sewer Plan & Profiles
L-1	Landscape Plan

ARCHITECT:	Banta Campbell Architects, Inc.
7165-A Columbia Gateway Drive
Columbia, Maryland 21046
Telephone: (410) 290-1292, Fax: (410) 290-1298
Contact: Mark D. Banta, AIA

CS	Cover Sheet
A0.0	Index Sheet, Abbreviations and Symbols
A-1	Floor Plan
A-1.1	Sidewalk Plan
A-2	Roof Plan
A-3	Exterior Elevations
A-4	Door & Hardware Schedules and Details
A5.1	Wall Elevations
A5.2	Wall Elevations
A6.1	Section Details
A6.2	Section Details
A7.1	Plan Details

STRUCTURAL ENGINEER:
Fernandez & Associates Structural Engineers, P. C.
101 Park Washington Court
Falls Church, Virginia 22046-4519
Telephone: (703) 533-7700, Fax: (703) 534-0319
Contact: Luis Fernandez, P. E.

S-101	Foundation Plan
S-102	Roof Framing Plan
S-201	Sections
S-202	Sections
S-203	Sections
S-204	Sections
S-205	Sections
S-301	Column Schedule
S-401	Typical Details & Structural Notes

MECHANICAL. ELECTRICAL & PLUMBING ENGINEER:
Mendoza, Ribas, Farinas & Associates
6265 Executive Boulevard
Rockville, Maryland 20852
Telephone: (301) 468-8882, Fax: (301) 770-2567
Contact: Jorge V. Ribas, P. E.

M-1	Cover Sheet
M-2	Floor Plan
M-3	Roof Plan
E-0l	Floor Plan Power
E-02	Floor Plan Lighting
E-03	Roof Plan
E-04	Main Electric Room Power Riser Diagram & Schedules
E-05	F. A. Annunciator, Telephone Riser & Pole Base Detail
E-06	Symbols List & Schedules
E-07	Electrical Site Plan
P-01	Floor Plan, Risers & Symbols List
P-02	Roof Plan, Riser Diagrams & Details
P-T1	Partial Floor Plans, Riser Diagrams, Symbols List & Details

GEOTECHNICAL ENGINEER:
Schnabel Engineering Associates, Inc.
10215 Fernwood Road, Suite 250
Bethesda, Maryland 20817-1106
Telephone: (301)564-9355, Fax: (301) 530-6376
Contact: Bill Khouri, P. E.

The leasehold improvements are being constructed by the Tenant’s general contractor as the Tenant’s Work, and the Building Shell does not include the following improvements shown on the above listed contract drawings:

•	Rooftop HVAC equipment and connections.

•	Restrooms and above ground plumbing.

•	Electric services outside of the main meter room.

•	Fire alarm suppression system.

The Building Shell does include the replacement of four (4) overhead doors with insulated storefront panels to match the other storefront in the Building, as well as the modifications to the storefront entrances shown on the Landlord’s contract drawings to accommodate the entrances shown on Tenant’s preliminary plans.

Landlord represents that, to its actual knowledge, the Building Shell has been or will be, as the case may be, constructed in accordance with all applicable Laws.

GENERAL BUILDING SHELL SPECIFICATIONS

CONCRETE

1. Spread Footings.

•	3,000 psi, normal weight concrete.

•	Reinforced with steel rods (Grade 60) as necessary.

•	Minimum bearing strength of soil - 3,000 psf.

2. Slab on Grade (rated for 250 psf).

•	4” washed gravel or #57 stone subgrade.

•	6 mil polyethylene vapor barrier.

•	2” polystyrene perimeter insulation, 2’ down & 2’ under.

•	5” thick, 3,000 psi, normal weight concrete.

•	Reinforced with 6x6-W2.1xW2.1 welded wire fabric.

•	1 coat of floor hardening, sealing compound.

3. Curbs, gutters, sidewalks.

•	3,000 psi, normal weight concrete with air entrainment.

STRUCTURAL STEEL

•	Structural Steel to be ASTM A-572-G50 or A-36.

•	K-Series open web steel joists.

•	Roof deck on bar joists — 22 gauge painted “B” deck.

•	Structural steel angle frames for hanging masonry and for HVAC curb supports.

•	18’ nominal clear height to underside of structure.

MASONRY

•	CMU foundation walls as required.

•	Face Brick (closure and/or utility size) on all sides of Building.

•	Galvanized steel wire and rod reinforcement as necessary.

•	Flashing over all openings as required.

•	Colored mortar to match face brick.

MISCELLANEOUS METALS

•	Kynar finish, aluminum roof screen and soffit panels.

•	Light gage metal stud framing for infill panels.

•	Aluminum wall louvers as necessary.

ROOFING

•	5 ply asphalt built-up roof system with type 3 asphalt and Texas #4 gravel ballast.

•	2 layer rigid insulation mechanically fastened to roof deck:

2” Polyisocyanurate + 3/4” fiberglass.

•	Tapered edge strips, crickets and cants.

•	Flashings to be 2 ply modified bitumen mineral surface.

•	Kynar finish aluminum coping.

WINDOWS. DOORS & GLAZING

•	1” tinted, reflective, low-E insulating glass for all windows.

•	Tempered or safety glass in all door units and panels adjacent to doors.

•	Bronze anodized finish aluminum window frames, glass door frames and storefront systems (Kawneer or equal), with hardware as appropriate.

•	Factory finished 20 gauge, 8’ x 10’, high bay, steel, insulated, spring loaded, overhead doors with dock bumpers.

•	16 gauge exterior steel doors with polyurethane cores, flush end closure, and 16 gauge, welded steel frame.

THERMAL & MOISTURE PROTECTION

•	Caulk all exterior masonry control joints (color to match face brick).

•	Bituthene sheet membrane waterproofing on walls below grade.

•	Safing insulation where required.

SPRINKLER

•	Complete wet sprinkler system in accordance with NFPA #13 and NFPA #231-C as appropriate.

•	Brass upright heads in unfinished areas below roof deck.

•	Sprinkler main alarmed for both flow and tamper.

PLUMBING

•	8” combined water service for sprinkler system and domestic water.

•	Copper water lines (3” main & hose bibbs).

•	Schedule 40 PVC pipe for underground sanitary sewer lines.

•	Cast iron pipe for roof drains.

•	Gas main to the Building.

ELECTRIC

•	1600 amp, 480 volt electric service to landing box in meter room with a 1600 amp trough.

•	400 watt, metal halide lamps on 25’ poles ( 2 or 4 per pole) in parking lot, controlled by photocells.

•	400 watt, metal halide wall packs.

•	Other exterior fixtures per Building Shell drawings.

•	House panel in meter room for common area lighting.

CARPENTRY

•	Wood blocking for roof coping and hatches.

FINISHES

•	Exterior grade semi-gloss on all painted metal doors, frames, and railings.

PAVING

•	Pavement section to be 6” crushed stone, 4” base asphalt & 2” topping.

SPECIALTIES

•	1” horizontal slat, mini blinds on all windows.

•	4’ dock heights at all overhead doors.

EXHIBIT “D”

SPECIMEN LETTER OF CREDIT

Date:___________________

IRREVOCABLE LETTER OF CREDIT
NUMBER ___________

Westphalia Center II Limited Partnership
c/o Minkoff Development Corporation
9108 Gaither Road
Gaithersburg, Maryland 20877

Gentlemen:

     We hereby establish our irrevocable credit in your favor, by order and for account of LARGE SCALE PROTEOMICS CORPORATION, a Delaware Corporation, with offices at 20439, 20441, 20443, 20445, 20447, 20449 and 20451 Goldenrod Lane, Germantown, Maryland, 20876, in the maximum aggregate amount of SEVEN HUNDRED SIXTEEN THOUSAND TWO HUNDRED THIRTY-TWO AND 00/100 DOLLARS ($716,232.00) (U.S.), available by your draft(s) on us providing for payment at sight upon your presentation to us, in a total amount of up to the undrawn portion of said maximum aggregate amount, to be accompanied by a certificate of one of your general partners dated the date of presentation of said draft, stating that (i) an Event of Default has occurred and is continuing under the terms of that certain Lease Agreement dated                     , 2000, by and between you and LARGE SCALE PROTEOMICS CORPORATION, that all time periods for cure of such Event of Default have expired, and that you are entitled to receive payment of the amount of said draft pursuant to this Letter of Credit, and (ii) said general partner has mailed to LARGE SCALE PROTEOMICS CORPORATION an undated and unsigned, but otherwise identical, copy of said certificate prior to its delivery to us, by certified or registered mail and otherwise in accordance with the terms of said Lease Agreement.

     This Letter of Credit remains in force until the            day of                     ,           ; and all drafts drawn hereunder must be presented for payment at our Main Office at                                         , on or before that date.

     We are authorized to accept any statement furnished by you hereunder as binding and correct, without investigation or responsibility for the accuracy, veracity or conclusive correctness or validity of same or any part thereof.

     This credit is a notation credit, as defined in Section 5-108 of the Uniform Commercial Code. Therefore, this original credit must accompany any drafts drawn hereunder in order that the payments made might be endorsed hereon.

     Drafts drawn under this credit must be marked: “Drawn Under Irrevocable Letter of Credit Number                     , dated                     ,                     , of                                         .”

     We hereby engage with you that drafts drawn and presented in compliance with the terms of this credit will be duly honored by us if presented at this office on or before the expiration date hereof (                    ,        ).

     Except so far as otherwise expressly stated, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1974 Revision), International Chamber of Commerce Brochure No. 290.

Very truly yours, (NAME OF BANK)
By:
Office Held

EXHIBIT “E”

LANDLORD’S CONSENT AND WAIVER

          THIS LANDLORD’S CONSENT AND WAIVER made as of this            day of                     , 2000, between Westphalia Center II Limited Partnership, a Maryland limited partnership, with its principal place of business at 9108 Gaither Road, Gaithersburg, Maryland 20877 (the “Landlord”), and                                         , a                     corporation (“Lender”), and Large Scale Proteomics Corporation, a Delaware corporation (“Tenant”).

WITNESSETH:

          WHEREAS, Landlord is the owner of certain real estate known by street address as Seneca Meadows Corporate Center, 20439, 20441, 20443, 20445, 20447, 20449 and 20451 Goldenrod Lane (Germantown, Montgomery County, Maryland (hereinafter called “Premises”); and

          WHEREAS, Landlord has leased the Premises pursuant to the terms of a certain lease dated                                         , (the “Lease”) to Tenant; and

          WHEREAS, contemporaneously herewith, the Tenant and the Lender have entered into certain financing transactions and in connection therewith the Tenant has granted to the Lender a security interest in that part of the Tenant’s presently owned and hereafter-acquired accounts receivable, inventory as set forth in Exhibit “A” attached hereto and made a part hereof and proceeds thereof (“Collateral”) pursuant to that certain Loan and Security Agreement dated                      (“Agreement”) between Tenant and Lender; and

          WHEREAS, as a condition of said financing transactions, the Lender has required Tenant to obtain from the Landlord this Landlord’s Consent and Waiver.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. To the best of Landlord’s and Tenant’s knowledge, the Lease is in full force and effect, is binding upon the parties thereto in accordance with its terms and no event has occurred which, with the passage of time or upon notice or both would give rise to the Landlord’s right to terminate the Lease. However, nothing contained herein shall waive any rights of Landlord or obligations of Tenant with respect to any defaults of Tenant under the Lease of which Landlord may become aware.

          2. The Tenant and Lender hereby inform Landlord of the existence of, and Landlord hereby acknowledges being so informed of the Tenant’s grant of a security interest to the Lender in the Collateral, and consents thereto. However, nothing herein contained shall impose upon Landlord any liability for any payments or performance under the Agreement or with respect to any loans made by Lender to Tenant or under any documents now or hereafter evidencing or securing such financing.

          3. The Landlord hereby subordinates in favor of the Lender to the extent only of the outstanding Obligations (as defined in the Agreement) from time to time owed by Tenant to Lender pursuant to the Agreement, any lien, claim or interest, including but not limited to any Landlord’s lien or right to distress for rent, which the Landlord may have or may hereafter acquire as to the Collateral whether presently located at the Premises or hereafter to be located at the Premises. In the event of a default of Tenant under the Agreement, or in the event Landlord terminates the Lease by reason of default of Tenant thereunder, then in either such event Lender shall, subject to Lender’s recourse under law and upon giving Landlord at least 24 hours prior written notice, have the right to enter the Premises and to remove the Collateral therefrom (but only if the Collateral is then located in the Premises), provided that Lender shall do so at its own expense and shall complete such removal within thirty (30) days after the termination of the Lease, and Lender shall promptly repair at its own expense all damage to the Premises and to any property of Landlord or others caused by such removal. Any such Collateral not removed from the Premises within said thirty (30) days may be removed by Landlord and stored or disposed of, at the risk, cost and expense of Tenant and without liability upon Landlord for any damage or loss thereof. Nothing herein contained shall impose upon Landlord any liability or obligation to see to the safety, security, repair or protection of the Collateral, nor for any loss thereof or damage thereto.

          4. If Landlord terminates the Lease and recovers possession of the Premises, then the Lender and Tenant agree that Landlord, at its option and exclusive discretion, shall have the right (but not the obligation) to relocate and consolidate any or all of Tenant’s personal property forming part of the Collateral to one or more locations within the Premises as determined by Landlord (the “Storage Area”), at the risk and expense of Tenant and with no liability upon Landlord for any damage to or loss of any such Collateral. At all times from and after any termination of the Lease and recovery of possession of the Premises as a result of Tenant’s default (and subject to Lender’s rights hereunder applicable during the thirty (30) days mentioned in Paragraph 3), Landlord shall have the right to offer for leasing and to lease the Premises in whole or part to any one or more tenants, and to show the Premises to such prospective or new tenants, and Tenant and Lender shall not interfere with any such actions taken by Landlord. Landlord’s rights under this paragraph shall not limit any of its other rights and remedies under the Lease in any circumstances whatsoever.

          5. During the period commencing on the date Landlord terminates the Lease and recovers possession of the Premises as a result of Tenant’s default and ending on the date (the “Termination Date”) which is the earlier to occur of (a) the date Lender and/or Tenant have removed all of the Collateral from the Premises, or (b) the 30th day after the date Landlord so terminates the Lease and recovers possession of the Premises, Landlord will permit the Lender to enter the Storage Area in which the Collateral is located, solely for the purpose of removing and/or selling the Collateral at the sole risk, cost and expense of the Lender and at no liability or expense to the Landlord. Lender shall at its own expense repair any damage to the Premises caused by any acts, omissions or negligence of Lender, its agents, invitees, employees or contractors (“Lender Faults”), and Lender shall indemnify, defend and hold Landlord harmless from all loss, costs, damage, litigation, reasonable attorneys’ fees and claims arising out of any such Lender Faults. Any of the Collateral remaining in the Premises after the Termination Date may be removed, stored, disposed of or otherwise dealt with by Landlord at the risk, cost and expense of Tenant and without liability upon Landlord for any loss or damage to such Collateral.

          6. During all periods of time while the Lender and/or its agents, employees or contractors (“Lender Parties”) are using the Storage Area or any portion thereof for the purposes authorized and described in paragraph 5 above, or while Lender or any Lender Parties are using any of the Premises pursuant to Paragraph 3, the Lender shall pay to Landlord per diem rent for such Storage Area or Premises so used (calculated on a monthly basis by multiplying the monthly rental including pass-throughs for real estate taxes, insurance and common area charges payable by Tenant for the last full calendar month of the Lease in which such monthly rental was payable prior to termination of the Lease); such per diem rent to be paid in an amount equal to 1/30th of such monthly rental and other sums for each day that the Lender Parties are making use of such Storage Area or of any other part of the Premises as aforesaid. Such rental payments shall be made by Lender to Landlord within five (5) days after each request of Landlord; such request to be made not more often than once every seven (7) days. Said per diem rental payments shall be calculated without regard to any rental abatement provisions of the Lease.

          7. The Landlord further agrees that the Collateral shall at all times be deemed personal property and not real property or in any way part of the Premises. Landlord will endeavor to give to Lender written notice of any default of Tenant under the Lease which would entitle Landlord to terminate the Lease, or of any termination of the Lease by Landlord, provided that Landlord shall incur no liability to Lender or to Tenant or to their successors or assigns if Landlord fails to give any such notice. Notwithstanding the foregoing, in no event shall the Collateral be deemed to include any property which is permanently affixed to the Premises, including but not limited to any mechanical, electrical or plumbing equipment necessary for the operation of and forming part of said Premises, by whomsoever installed therein.

          8. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, facsimile telecopier, telegram or telex, addressed as follows:

If to Lender:

Attn:

Telefacsimile No.

If to Landlord:

Westphalia Center II Limited Partnership
9108 Gaither Road
Gaithersburg, Maryland 20877
Attn: Paul N. Chod
Telefacsimile No. 301-948-1168

If to Tenant:

Large Scale Proteomics Corporation

Attn:

Telefacsimile No.

Each party may designate to the others by notice in writing, sent at least thirty (30) days before such address change is effective, a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex or telefacsimile) the printed telecopier receipt or answerback being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation or is attempted but prevented due to invalid address furnished by the addressee to the Sender.

          9. This Landlord’s Consent and Waiver shall be binding upon and shall inure to the benefit of the Landlord and its successors and assigns and shall be binding upon and inure to the benefit of the Lender and the Tenant and their respective successors and assigns. Provided Lender gives Landlord, within seven (7) days after Lender’s receipt of written request therefor, the information described in paragraph 10 below, Landlord agrees that if while Landlord has actual knowledge that any Obligations of Tenant to Lender under the Agreement remain unpaid the Landlord sells and conveys the Premises, then in such event Landlord will at the time of such sale endeavor to inform its purchaser as to the existence of this Landlord’s Consent and Waiver and will endeavor to provide its purchaser a copy hereof provided, however, that Landlord shall incur no liability to Lender, its successors or assigns if Landlord fails to give any such notices described in this paragraph. However, the provisions of this paragraph and the other provisions of this instrument shall only bind the owner of the Premises, as Landlord, while such party owns fee simple record title to the Premises

          10. Lender shall promptly notify Landlord in writing when the Tenant’s Obligations under the Agreement have been fully paid and when the Agreement has been terminated; whereupon this Agreement and all of Lender’s rights and Landlord’s obligations hereunder shall fully and forever terminate, and Lender will join with Landlord and Tenant in executing an instrument as reasonably requested and furnished by Landlord confirming such termination hereof. Lender agrees to provide Landlord a written statement as to the outstanding balance of the Obligations of Tenant under the Agreement on Landlord’s reasonable request, and Tenant hereby consents to Lender providing said information to Landlord.

          11. Nothing herein contained shall be deemed to modify the Lease in any respect except for the subordination of Landlord’s lien herein provided.

          IN WITNESS WHEREOF, the parties hereto have executed this Landlord’s Consent and Waiver as of the date first above written.

LANDLORD:

WESTPHALIA CENTER II
LIMITED PARTNERSHIP

By:

Witness	Paul N. Chod, General Partner

LENDER

By:

Witness	Name/Title

TENANT:

LARGE SCALE PROTEOMICS CORPORATION

By:

Witness	Name/Title

EXHIBIT A

Prime Lease

Attached hereto

EXHIBIT B

[Floor Plan/Outline of Premises]